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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FIBERTOWER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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April 27, 2009

To Our Stockholders:

        On behalf of our Board of Directors, we are pleased to invite you to attend the FiberTower Corporation 2009 Annual Meeting of Stockholders. As indicated in the accompanying Notice of 2009 Annual Meeting of Stockholders, the Annual Meeting will be held at our principal executive offices located at 185 Berry Street, Suite 4800, San Francisco, California 94107 on Wednesday, June 3, 2009 at 8:30 a.m., local time. At the Annual Meeting, we will act on the matters described in the accompanying Proxy Statement and there will be an opportunity to discuss other matters of interest to you as a stockholder.

        Your vote is very important. Please vote before the meeting by Internet or telephone proxy as described in the accompanying Proxy Statement, even if you plan to attend the Annual Meeting in person. Alternatively, you may date, sign and mail the enclosed proxy in the envelope provided. We look forward to seeing you at the Annual Meeting.

Sincerely,

Kurt J. Van Wagenen President and Chief Executive Officer

FIBERTOWER CORPORATION
185 Berry Street, Suite 4800
San Francisco, California 94107

Notice of 2009 Annual Meeting of Stockholders
to be held on June 3, 2009

        The 2009 Annual Meeting of Stockholders of FiberTower Corporation will be held at our principal executive offices located at 185 Berry Street, Suite 4800, San Francisco, California 94107 on Wednesday, June 3, 2009 at 8:30 a.m., local time, for the following purposes:

        1.     To elect three members to our Board of Directors to serve in Class III with terms expiring at the 2012 Annual Meeting of Stockholders;

        2.     To consider and act upon a proposal to grant to our Board of Directors the discretionary authority to amend our certificate of incorporation to effect a reverse stock split at one of four ratios at any time prior to June 3, 2010;

        3.     To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

        4.     To consider and act upon any other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The holders of record of the Company's common stock at the close of business on April 20, 2009 are entitled to notice of and to vote at the Annual Meeting.

Sincerely, Thomas A. Scott Chief Financial Officer and Secretary

San Francisco, California
April 27, 2009

        Please authorize your proxy and direct your vote even if you plan to attend the Annual Meeting in person. You may do so by Internet or telephone as described in the accompanying Proxy Statement. Alternatively, you may date and sign the enclosed proxy and return it promptly by mail in the envelope provided. If you mail the proxy, no postage is required if mailed in the United States. If you attend the Annual Meeting in person and want to withdraw your proxy, you may do so as described in the accompanying Proxy Statement and vote in person on all matters properly brought before the Annual Meeting.

i

FIBERTOWER CORPORATION
185 Berry Street, Suite 4800
San Francisco, California 94107

PROXY STATEMENT

2009 Annual Meeting of Stockholders
to be held on June 3, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 3, 2009:

        This proxy statement and our 2008 Annual Report on Form 10K are available on the internet at www.envisionreports.com/FTWR.

THE ANNUAL MEETING

Purpose, Place, Date and Time

        We are providing this Proxy Statement to you in connection with the solicitation on behalf of our Board of Directors of proxies to be voted at our 2009 Annual Meeting of Stockholders or any adjournment or postponement of that meeting. The Annual Meeting will be held at our principal executive offices located at 185 Berry Street, Suite 4800, San Francisco, California 94107,on Wednesday, June 3, 2009 at 8:30 a.m., local time, for the purposes set forth in the accompanying Notice of 2009 Annual Meeting of Stockholders. Directions to the FiberTower Corporation 2009 Annual Meeting are available at the following link: http://www.fibertower.com/corp/company-contacts.php. This Proxy Statement, and the accompanying proxy card and 2008 Annual Report on Form 10-K, are being first mailed or otherwise delivered to stockholders on or about May 1 , 2009.

Record Date; Stockholders Entitled to Vote; Quorum; Vote Required

        Holders of record of our common stock at the close of business on April 20, 2009, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, we had 151,594,959 shares of common stock outstanding. Each share of our common stock is entitled to one vote per share on each of the matters proposed.

        A quorum of stockholders is necessary for a valid Annual Meeting. A quorum is comprised of the holders of a majority of the outstanding shares of common stock attending the Annual Meeting personally or represented by proxy.

        Elections for directors are determined by a plurality of the votes cast. Accordingly, directors who receive the highest number of votes cast will be elected. The proposal to grant to our Board of Directors the discretionary authority to amend our certificate of incorporation to effect a reverse stock split requires approval by the holders of a majority of the outstanding shares of common stock. The ratification of the appointment of the independent registered public accounting firm requires approval by a majority of the votes cast on the proposal.

  •
  Abstentions will be included in determining the number of shares present at the Annual Meeting for the purpose of determining the presence of a quorum, but they will not be included in the number of votes cast on a matter. As a result, they will not be taken into account in determining the election of directors or the ratification of Ernst & Young LLP. However, an abstention will have the same effect as a vote against the proposal to grant to our Board of Directors the discretionary authority to amend our certificate of incorporation to effect a reverse stock split.

  •
  Broker non-votes occur when brokers or other nominees who hold shares for another are not permitted under stock exchange rules to vote on a matter without instructions from the beneficial owners of the shares and no instructions are given. Brokers are permitted to vote on the election of directors and the ratification of auditors without instructions from beneficial owners, so we do not anticipate any broker non-votes with respect to proposals 1 and 3 at this annual meeting. However, any broker non-vote as to proposal 2 will have the same effect as a vote against the proposal.

Voting of Proxies

        You may use the enclosed postage-paid envelope to return the proxy or voting form that accompanies this Proxy Statement. However, we would prefer that you vote instead by internet or telephone if possible, which saves us money.

        Shares Held of Record.    Stockholders with shares registered in their names at Computershare Investor Services LLC, our transfer agent and registrar, may authorize a proxy by internet at the following internet address: www.envisionreports.com/FTWR, or by telephone by calling Computershare at 1-800-652-VOTE (8683). Proxies submitted through Computershare by internet or telephone must be received by 1:00 a.m. Central time on June 3, 2009. Giving a proxy will not affect your right to vote in person if you decide to attend the meeting.

        Shares Held in a Bank or Brokerage Account.    A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by internet or telephone. If your shares are held in an account at such a bank or brokerage, you may direct the voting of those shares by internet or telephone by following the instructions on their enclosed voting form. Votes directed by internet or telephone through one of these programs must also be received by 1:00 a.m. Central time on June 3, 2009. Directing your vote in this manner will not affect your right to vote in person if you decide to attend the Annual Meeting; however, you must first request a legal proxy either on the internet or their voting form that accompanies this Proxy Statement. Requesting a legal proxy prior to the deadlines described above will automatically cancel any voting directions you have previously given by internet or by telephone with respect to your shares.

        The internet and telephone proxy procedures are designed to authenticate stockholders' identities, allow stockholders to give their proxy instructions, and confirm that those instructions have been properly recorded. Stockholders authorizing proxies or directing the voting of their shares by internet should understand that there may be costs associated with electronic access, such as usage charges from internet access providers and telephone companies that must be borne by the stockholder.

Revocation of Proxies

        You can revoke your proxy before it is exercised at the Annual Meeting in any of three ways:

  •
  by submitting written notice to our Secretary before the Annual Meeting that you have revoked your proxy;

  •
  by timely submitting another proxy by internet, telephone or mail that is later dated and, if by mail, that is properly signed; or

  •
  by voting in person at the Annual Meeting, provided you have a valid proxy to do so if you are not the record holder of the shares.

Expenses of Solicitation

        We will bear the costs of the solicitation of proxies. In addition to the solicitation of proxies by mail, proxies may also be solicited by internet, telephone, telegram, fax and in person by regular employees and directors of the Company, none of whom will receive additional compensation for such services. We have engaged Georgeson, Inc. to provide proxy solicitation services in connection with our Annual Meeting at an estimated cost of $7,500. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to beneficial owners, and we will reimburse them for their reasonable out-of-pocket expenses incurred in doing so.

Other Matters To Be Acted on at the Annual Meeting

        At the Annual Meeting, we will act only on the matters indicated on the accompanying Notice and on procedural matters related to the Annual Meeting.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS CONTAINED IN THIS PROXY STATEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of shares of our common stock as of April 20, 2009 by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) known to us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of the Named Executive Officers ("NEOs") listed in the summary compensation table included in this proxy statement, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. As of April 20, 2009, there were 151,594,959 shares of FiberTower common stock outstanding, and the percentages in the table below were calculated based on such number of outstanding shares. Unless otherwise indicated, the business address of each director and executive officer named below is c/o FiberTower Corporation, 185 Berry Street, Suite 4800, San Francisco, California 94107. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

        Beneficial ownership is determined by the rules of the Securities and Exchange Commission and includes voting or investment power of the securities. Shares of our common stock subject to stock options or other rights to acquire which are now exercisable or are exercisable within 60 days after April 20, 2009 are considered outstanding for purposes of computing the percentage ownership of the persons holding these stock options or other rights, but are not to be considered outstanding for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Crown Castle Investment Corp.(1) 1220 Augusta Drive, Suite 500 Houston, Texas 77057	26,352,956	17.4%
Arthur J. Samberg(2) 500 Nyala Farm Road Westport, Connecticut 06880	14,991,919	9.8%
OZ Management, L.L.C. and affiliates(3) 9 West 57th Street, 39th Floor New York, New York 10019	15,671,571	9.7%
Solus Alternative Asset Management LP(4) 430 Park Avenue, 9th Floor New York, New York 10022	15,209,807	9.3%
JDS Capital Management, Inc.(5) 767 Third Avenue, 32nd Floor New York, New York 10017	13,034,000	8.6%
Aspen Advisors LLC(6) 152 West 57th Street, 46th Floor New York, New York 10019	10,324,608	6.8%
Kurt J. Van Wagenen(7)	1,203,125	*
Michael K. Gallagher	—	—
Thomas A. Scott(8)	994,333	*
Ravi Potharlanka(9)	807,911	*
Joseph M. Sandri, Jr.(10)	329,750	*

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Class
Michael P. Casey(11)	608,333	*
Michael Finlayson	—	*
John D. Beletic(12)	543,884	*
Randall A. Hack(12)	343,578	*
Mark E. Holliday	180,179	*
John P. Kelly(13)	26,352,956	17.4%
John B. Muleta(14)	215,755	*
Steven D. Scheiwe	230,593	*
Neil S. Subin	230,593	*
All executive officers and directors as a group (13 persons)(15)	31,718,317	20.7%

*
Less than 1.0%

(1)
This information is based on a Schedule 13D filed on September 8, 2006 by Crown Castle International Corp. ("Crown Castle"), and Crown Castle Investment Corp. ("Crown Castle Investment"), a wholly-owned subsidiary of Crown Castle. Crown Castle Investment holds 26,352,956 shares of our common stock. Crown Castle expressly disclaims beneficial ownership of the shares held by Crown Castle Investment, except to the extent that it has a pecuniary interest in Crown Castle Investment. Crown Castle and Crown Castle Investment may be deemed to have shared voting and dispositive power over such shares.

(2)
This information is based on a Schedule 13G/A (Amendment No. 1) filed on February 27, 2009 by Arthur J. Samberg, as adjusted as described below. As of December 31, 2008, Mr. Samberg had the power to vote or direct the voting of, and the power to dispose or direct the disposition of, an aggregate of 14,991,919 shares of our common stock consisting of: (a) 10,418,800 shares of our common stock held in Mr. Samberg's individual capacity, (b) 2,965,402 shares of our common stock held for the account of certain clients for which Pequot Capital Management, Inc. ("Pequot Capital") acts as an investment advisor and (c) 1,607,717 shares of our common stock that Porridge, LLC ("Porridge") has the right to acquire upon conversion of our 9.00% Convertible Senior Secured Notes due 2012 ("Convertible Notes"). Mr. Samberg is the executive officer, director and the controlling shareholder of Pequot Capital and the managing member of Porridge. This Schedule 13G reported the number of shares of our common stock into which the Convertible Notes were convertible at the original conversion price, rather than the reduced conversion price which was effective November 9, 2008. The amounts shown herein have been adjusted to reflect the current conversion price.

(3)
This information is based on a Schedule 13G (Amendment No. 3) filed on February 17, 2009 by OZ Management, LP ("OZ"), Och-Ziff Holding Corporation ("OZHC"), Och-Ziff Capital Management Group LLC ("OZM"), Daniel S. Och, and OZ Master Fund, Ltd. ("OZMD"), as adjusted as described below. As of December 31, 2008, each of OZ, OZHC and OZMD had the power to vote or direct the voting of, and the power to dispose or direct the disposition of, an aggregate of 15,671,571 shares of our common stock, consisting of (a) 5,462,568 shares held as common stock and (b) 10,209,003 shares of our common stock that OZ has the right to acquire upon conversion of Convertible Notes at the discretion of OZ. OZ serves as principal investment manager to a number of investment funds and discretionary accounts with respect to which it has voting and dispositive authority over such shares, including such an account for OZMD. OZHC serves as the general partner of OZ. OZM is the sole shareholder of OZHC and Och-Ziff Holding LLC, which serves as the general partner of another investment fund. Mr. Daniel S. Och is the Chief Executive Officer and Executive Managing Director of OZM. This Schedule 13G reported the number of shares of our common stock into which the Convertible Notes were convertible at the original conversion price, rather than the reduced conversion price which was effective November 9, 2008. The amounts shown herein have been adjusted to reflect the current conversion price.

(4)
This information is based on a Schedule 13G Amendment filed on February 17, 2009 by Solus Alternative Asset Management LP ("Solus"), Solus GP LLC, and Christopher Pucillo, as adjusted as described below. As of December 31, 2008, Solus, Solus GP LLC and Mr. Pucillo had the power to vote or direct the voting of, and the power to dispose or direct the disposition of, an aggregate of 15,209,807 shares of our common stock consisting of (a) 2,750,000 shares held as common stock and (b) 12,459,807 shares of our common stock that Solus has the right to acquire upon conversion of our Convertible Notes. Solus GP LLC is the general partner of Solus, and Mr. Pucillo is the managing member of Solus. This Schedule 13G reported the number of shares of our common stock into which the Convertible Notes were convertible at the original conversion price, rather than the reduced conversion price which was effective November 9, 2008. The amounts shown herein have been adjusted to reflect the current conversion price.

(5)
This information is based on a Schedule 13G/A (Amendment No. 1) filed on February 13, 2009 by JDS Capital Management, Inc. ("JDS"). As of December 31, 2008, JDS had the power to vote or direct the voting of, and the power to dispose or direct the disposition of, an aggregate of 13,034,000 shares of our common stock.

(6)
This information is based on a Schedule 13G filed on November 18, 2008 by Aspen Advisors LLC ("Aspen Advisors"), EnterAspen Limited ("EnterAspen"), and Nikos Hecht. As of November 18, 2008, Aspen Advisors, as investment advisor, beneficially owned 9,725,408 shares held by its private client accounts, including 8,620,520 shares of common stock held by EnterAspen. Aspen Advisors and Mr. Hecht, as the managing member of Aspen Advisors, had (i) shared dispositive authority with respect to 1,854,888 shares and (ii) shared voting authority with respect to all 9,725,408 shares. Mr. Hecht also had sole dispositive and voting authority with respect to 599,200 additional shares of our common stock. EnterAspen had sole dispositive power with respect to 7,870,520 shares of our common stock but shared dispositive power with respect to the remaining 750,000 shares beneficially owned by it with Aspen Advisors. EnterAspen shares voting authority with respect to the 8,620,520 shares beneficially owned by it with Aspen Advisors.

(7)
Includes 328,125 shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days.

(8)
Includes 333,333 shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days.

(9)
Includes 143,264 shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days.

(10)
Includes 161,250 shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days.

(11)
Includes 358,333 shares of common stock subject to options that are currently exercisable or will be exercisable within 60 days. Mr. Casey served as an Executive Officer of FiberTower from June 2008 to February 2009. He remains Vice President Sales after that date.

(12)
Includes 112,985 shares of common stock subject to options that are currently exercisable.

(13)
Consists of 26,352,956 shares held by Crown Castle Investment. Mr. Kelly is Executive Vice Chairman of Crown Castle Investment and a director and Executive Vice Chairman of Crown Castle, which is the sole stockholder of Crown Castle Investment, and, as such, may be deemed to be an indirect beneficial owner of the reported securities. Except to the extent of any indirect pecuniary interest therein, Mr. Kelly and Crown Castle disclaim beneficial ownership of the securities beneficially owned by Crown Castle Investment.

(14)
Includes 60,000 shares of common stock subject to options that are currently exercisable.

(15)
Includes 26,352,956 shares of common stock owned by Crown Castle Investment Corp., of which Mr. Kelly is Executive Vice Chairman.

GENERAL INFORMATION

Introductory Note regarding the First Avenue/FiberTower Merger

        On August 29, 2006, First Avenue Networks, Inc., which we refer to in this Proxy Statement as First Avenue, completed its merger with FiberTower Network Services Corp. FiberTower Network Services Corp. was formerly known as FiberTower Corporation, and we refer to that company in this Proxy Statement as Old FiberTower. This merger, which we refer to in this Proxy Statement as the First Avenue/FiberTower merger, was governed by an Agreement and Plan of Merger, dated May 14, 2006, among First Avenue, Marlin Acquisition Corporation and Old FiberTower.

        First Avenue, as the surviving entity of the First Avenue/FiberTower merger, changed its name to FiberTower Corporation and our common stock continues to be listed on the Nasdaq Global Market under the symbol "FTWR" (previously the First Avenue stock traded under the symbol "FRNS").

Board of Directors

        Our Board of Directors currently consists of eight persons, three Class I directors with terms expiring at the 2010 Annual Meeting of Stockholders, two Class II directors with terms expiring at the 2011 Annual Meeting of Stockholders, and three Class III directors with terms expiring at the 2009 Annual Meeting of Stockholders. There is no family relationship between any director and any other director or executive officer.

  Board and Committee Meetings

        In connection with the completion of the First Avenue/FiberTower merger, the Board of Directors appointed John D. Beletic to serve as our Executive Chairman. Mr. Beletic's contract as our Executive Chairman ended effective September 1, 2008. Mr. Beletic continues to serve as Chairman of the Board of Directors. The Board of Directors has determined that each of Messrs. Hack, Kelly, Holliday, Muleta, Scheiwe and Subin is deemed to be an independent director as that term is defined under the rules of the Nasdaq Global Market. During 2008, our Board of Directors held 10 meetings, four of which were regularly scheduled and six of which were special meetings. During 2008, each director attended at least 75% of the meetings of the Board held during the period for which he has been a director and at least 75% of the meetings of each committee on which he served during the periods that he served on such committee.

        Although we do not have a policy with regard to directors' attendance at Annual Meetings of Stockholders, we encourage directors to attend our Annual Meetings. Six of our directors attended our 2008 Annual Meeting of Stockholders.

  Stockholder Communications

        We have established procedures for our security holders to communicate directly with our Board of Directors on a confidential basis. Security holders who wish to communicate with our Board of Directors or with a particular director may send a letter to our Board of Directors c/o the Corporate

Secretary of FiberTower Corporation at 185 Berry Street, Suite 4800, San Francisco, California 94107. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Security Holder-Board Communication" or "Security Holder-Director Communication." All such letters must identify the author as a security holder and clearly state whether the intended recipients are all Members of the Board or just certain specified individual directors. The Corporate Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is "confidential." The Corporate Secretary will then forward such communication, unopened, to the Chairman of the Board.

  Committees of the Board

        Our Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each as described below.

Audit Committee

        The Audit Committee assists the Board of Directors in monitoring and overseeing (1) our accounting and financial reporting processes and the audit of our financial statements, (2) the integrity of our financial statements, (3) our compliance with legal and regulatory requirements and (4) the performance of our internal finance and accounting personnel and our independent registered public accounting firm. The Audit Committee engages the independent registered public accounting firm to audit our financial statements and perform services related to the audit. The Audit Committee also reviews the scope and results of the audit with the independent registered public accounting firm, reviews our quarterly and year end operating results with management and the independent registered public accounting firm, and considers the adequacy of internal accounting procedures and controls. Members of the Audit Committee must be independent in accordance with the listing requirements of the Nasdaq Global Market. The Audit Committee has adopted a written charter governing the Committee's responsibilities. A copy of this charter is available on the Investor Relations portion of our website at www.fibertower.com.

        Randall Hack, Mark Holliday, and Steven Scheiwe serve on the Audit Committee, with Mr. Holliday serving as the Chairman of the Committee. Darryl Schall served as Chairman of the Committee until his resignation as a director on October 24, 2008. On November 19, 2008, in connection with the Board of Directors' election of Mr. Holliday to fill the vacancy existing on the Board as a result of Mr. Schall's resignation, Mr. Holliday was appointed to the Audit Committee and elected its Chairman. Following Mr. Schall's resignation on October 24, 2008, until Mr. Holliday was appointed to the Audit Committee on November 19, 2008, Mr. Scheiwe served as the interim Chairman of the Committee and Mr. Muleta served as an interim member of the Committee.

        The Board of Directors has determined that each of Messrs. Holliday and Scheiwe is an "audit committee financial expert" under the rules and regulations of the SEC and has accounting or related financial management expertise as those terms are defined in the rules of the Nasdaq Global Market. The Board has also determined that each member of the Audit Committee is financially literate and sophisticated as those terms are defined in the rules of the Nasdaq Global Market. The Board has also determined that each member of the Audit Committee is independent, as independence for audit committee members is defined in the applicable listing standards of the Nasdaq Global Market. The Audit Committee held five meetings in 2008.

  Report of the Audit Committee of the Board of Directors

        The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Audit Committee of the Board of Directors Mark E. Holliday, Chairman Randall A. Hack Steven D. Scheiwe

Compensation Committee

        The Compensation Committee has responsibility for (1) assisting the Board of Directors with its responsibilities relating to compensation of our executive officers, (2) reviewing and determining the compensation of our CEO and certain other senior officers, (3) overseeing and advising the Board on the adoption of policies that govern our compensation programs, including stock and benefit programs, and (4) administering and making grants under our Stock Incentive Plan. For a description of the Compensation Committee's processes and procedures for the consideration and determination of executive compensation, read the Compensation Discussion and Analysis below.

        John P. Kelly, Steven D. Scheiwe and Neil S. Subin serve on the Compensation Committee, with Mr. Kelly serving as Chairman of the Committee. Mr. Scheiwe was elected to serve on the Committee on June 3, 2008. Members of the Compensation Committee are independent in accordance with the listing requirements of the Nasdaq Global Market. The Compensation Committee held seven meetings in 2008. The Compensation Committee has adopted a written charter governing the Committee's responsibilities. A copy of this charter is available on the Investor Relations portion of our website at www.fibertower.com.

  Compensation Committee Report

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management. Based on this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee John P. Kelly, Chair Steven D. Scheiwe Neil S. Subin

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee has responsibility for (1) identifying and reviewing director candidates, (2) recommending the Director Nominees for the next Annual Meeting of Stockholders, (3) assessing and monitoring, with the involvement of the Board, the performance of the Board, (4) recommending Board committee members and (5) reviewing corporate governance issues and practices of the Company. The Committee also considers nominees recommended by stockholders in accordance with the policy set forth under "Director Nominating Process" below. Members of the Nominating and Corporate Governance Committee are independent in accordance with the listing requirements of the Nasdaq Global Market. Randall A. Hack and John B. Muleta serve on the Nominating and Corporate Governance Committee, with Mr. Hack serving as Chairman of the Committee. The Nominating and Corporate Governance Committee has adopted a written charter governing the Committee's responsibilities. A copy of this charter is available on the Investor Relations portion of our website at www.fibertower.com.

        The Nominating and Corporate Governance Committee did not formally meet in 2008. However, as Chairman of the Nominating and Corporate Governance Committee and in conjunction with the independent directors on the Board of Directors, Mr. Hack led the process to fill the vacancy existing on the Board as a result of Mr. Schall's resignation. Mr. Hack led the process of screening and interviewing candidates with particular deep financial management expertise and prior audit committee experience, and finalists were interviewed by the Board and certain executive officers. Mr. Hack, as Chairman of the Committee, and the independent directors of the Board of Directors recommended the selection of Mr. Holliday to the Board of Directors. This resulted in the Board's election of Mr. Holliday to the Board and his appointment to the Audit Committee and election as its Chairman. Mr. Holliday, together with other candidates, were recommended to the Board by an independent director. No fee was paid to a third party to identify or evaluate any potential candidates.

  Director Nominating Process

        The Nominating and Corporate Governance Committee of our Board of Directors carries out our nominating process, including identifying and evaluating individuals qualified to become members of the Board and recommending director nominees for the Annual Meeting of Stockholders. We do not currently pay fees to any third party to identify, evaluate or assist in identifying or evaluating potential nominees for the Board of Directors. The Nominating and Corporate Governance Committee considers such factors as it deems appropriate to assist in developing a Board of Directors and committees that are diverse in nature and comprised of experienced and seasoned advisors, including a candidate's independence, depth of experience and availability, the balance of the business interests and experience of the incumbent or nominated directors, diversity (including factors such as race, gender or experience), and the need for required expertise on the Board of Directors or one of its committees.

        The Nominating and Corporate Governance Committee annually assesses the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Nominating and Corporate Governance Committee will then initiate a search, working with staff support and seeking input from other directors and senior management. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board of Directors will then be identified. The Nominating and Corporate Governance Committee will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, the Nominating and Corporate Governance Committee and the Chief Executive Officer will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the entire Board of Directors for final evaluation.

        The Nominating and Corporate Governance Committee will consider for nomination to the Board of Directors persons recommended by stockholders or groups of stockholders that, individually or as a group, have beneficially owned at least 5% of our outstanding shares of common stock for at least one year ("Nominating Stockholder") prior to the date the Nominating Stockholder submits such candidate for nomination as a director. A Nominating Stockholder or group of Nominating Stockholders may submit only one candidate to the Nominating and Corporate Governance Committee for consideration. There is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates persons recommended by directors or officers and persons recommended by stockholders in selecting board nominees. To be considered in the Nominating and Corporate Governance Committee's selection of board nominees, recommendations from stockholders must be received by the Secretary of the Company in writing by a date not later than the 120th calendar day before the date of the Proxy Statement for the previous year's Annual Meeting. Recommendations should identify as to the stockholder giving notice and for each person the stockholder proposes to recommend as a nominee to the board (1) the name, address and number of shares of common stock beneficially owned by the Nominating Stockholder; (2) a representation that the Nominating Stockholder meets the ownership requirements and will continue to meet them through the Annual Meeting date; (3) a description of all relationships, arrangements or understandings (written or oral) between or among the Nominating Stockholder and the candidate; (4) all information regarding the candidate that we would be required to disclose in a proxy statement; (5) confirmation that the candidate is independent; (6) consent of the candidate to be named as a nominee and to serve as a director if nominated and elected; (7) consent of the Nominating Stockholder to be named as the source of the nomination; and (8) a representation that if elected, the candidate will (i) represent all stockholders in accordance with applicable laws and our Certificate of Incorporation, Bylaws and other policies, (ii) comply with all rules, policies or requirements generally applicable to non-employee directors, and (iii) upon request, complete and sign a customary Directors and Officers Questionnaire.

Executive Officers

        The following sets forth information with respect to our executive officers (except for Mr. Van Wagenen, whose biographical information is set forth below under "Proposal 1—Election of Directors"):

  Thomas A. Scott, age 33

        Mr. Scott has served as our Chief Financial Officer, Treasurer and Secretary since March 2006, and served as our co-President from January 21, 2008 through April 9, 2008 on an interim basis. Mr. Scott served as our Vice President, Business Development and Finance from October 2005 through March 2006. From November 2004 through October 2005, he served as Acting President and Acting Chief Operating Officer of Teligent, Inc., a fixed wireless CLEC (or competitive local exchange carrier) company. From January 2002 until October 2005, Mr. Scott was the managing director of TAS Advisors, LLC, a communications consulting firm. From 1999 until January 2002, he served as Senior Director, Corporate Development for Winstar Communications, Inc. Mr. Scott holds a B.A. degree and a M.B.A. degree from the University of Virginia.

  Ravi Potharlanka, age 41

        Mr. Potharlanka was appointed as our Chief Operating Officer in January 2008, and served as our co-President on an interim basis from January 21, 2008 through April 9, 2008. Mr. Potharlanka served as our Senior Vice President—Operations from the date of the First Avenue/FiberTower merger to January 2008 and served as President of Market Operations with Old FiberTower from September 2003 through the date of the First Avenue/FiberTower merger. Prior to that, he served as Old FiberTower's VP of Market Operations and VP of Strategic Partnerships between August 2001 and August 2003. From August 1997 to July 2001, Mr. Potharlanka served in various capacities at Teligent, Inc., a fixed wireless CLEC (or competitive local exchange carrier) company, most recently as Vice President of International Market Development. Prior to that, from August 1991 to December 1995, he served as Director of Product and Technology Development at Nextel Corporation and as Manager of Technology Development at Airtouch. Mr. Potharlanka holds a B.E. degree in Electrical Engineering from Regional Engineering College, Trichy (India), a M.S. degree in Electrical Engineering from the University of California, Davis, and a M.B.A. degree from Harvard Business School.

  Joseph M. Sandri, Jr., age 45

        Mr. Sandri has served as our Senior Vice President—Government and Regulatory since the completion of the First Avenue/FiberTower merger. Mr. Sandri served as Senior Vice President, and President of First Avenue Networks Solutions, Inc., a First Avenue subsidiary, from May 2005 through the date of the First Avenue/FiberTower merger. From December 2004 to May 2005, he served as President for IDT Spectrum, Inc, a fixed wireless carriers' carrier. He also served as Senior Vice President of Winstar Government Solutions, Inc., an IDT Corporation subsidiary, from April 2004 to May 2005. From December 2001 to May 2005 he also served as Senior Vice President & Regulatory Counsel of Winstar Communication LLC, an IDT Corporation subsidiary. From January 1996 to December 2001 he served as Regulatory Counsel of Winstar Communications, Inc., first as Assistant Vice President until his promotion to Senior Vice President in December 2001. From 1992 to 1995 he served in private practice as a telecommunications attorney for Keller & Heckman, LLP. Mr. Sandri holds a B.S. degree from the University of Maryland, a J.D. degree from the Catholic University Columbus School of Law, and certification from the Institute for Communications Law Studies in Washington, D.C.

  Patrick J. Coughlin, age 44

        Mr. Coughlin was appointed as our Senior Vice President of Sales and Marketing on February 17, 2009. He had previously served, since January 2006, as Vice President of Sales and Marketing at RCNMetro (formerly NEON Communications and Globix Corporation), where he was responsible for sales and marketing for the entire U.S. and oversaw a sales team comprised of 55 persons. Prior to that position, he served as Senior Director of Sales at NEON from October 2001 until December 2005. Mr. Coughlin also served as a Senior Account Executive with NEON and other telecommunications companies, including AT&T and USTelecenters. Mr. Coughlin holds a BA from the University of Massachusetts, Amherst.

  David L. Jones, age 45

        Mr. Jones was appointed as our Senior Vice President of Network Services on April 20, 2009. He served as Vice President, Hi-Capacity Planning and Development since July 2008 and as our Vice President of Field Engineering from January 2006 through June 2008. From June 2005 through January 2006 he served as our Vice President for Market Planning and Deployment. Mr. Jones was Principal of DLJ Consulting, an engineering and telecommunications consulting firm, from June 2004 through June 2005 and from April 2001 through March 2002. He served as Chief Technology Officer for International Mobile Communications from March 2002 through June 2004. From August 1999 through March 2001 he served as Regional Vice President for Engineering and Network Operations for Formus Communications, Europe. Mr. Jones holds a B.S. in Electrical Engineering and an M.S. in Telecommunications from the University of Colorado, Boulder.

Code of Ethics

        Our Board of Directors has adopted a Corporate Code of Business Conduct and Ethics applicable to all of our directors, officers and employees, including our Principal Executive Officer and our Principal Financial and Accounting Officer. A copy of the Code is available on the Investor Relations portion of our website at www.fibertower.com. Any waivers of the Code for directors or executive officers must be approved by the Board.

Compensation Committee Interlocks and Insider Participation

        John P. Kelly, Steven D. Scheiwe and Neil S. Subin served on the Compensation Committee during 2008. None of these directors is or has been in the past an officer or employee of the Company or any of its subsidiaries and none has any interlocking or other relationship with the Company or its management requiring disclosure, except as disclosed under "Certain Relationships and Related Transactions" below.

Certain Relationships and Related Transactions

        The following information regarding certain transactions with holders, either of record or beneficially, of more than five percent of our common stock does not include information for any period during which such person or entity, as the case may be, was not a five percent holder. As provided in the Audit Committee's written charter, it is our policy that the Audit Committee reviews all transactions between the Company and any related parties or affiliates.

        Crown Castle Investment Corp. ("Crown Castle Investment") which owns approximately 17.4% of our common stock, leases its communications facilities to FiberTower. During the year ended December 31, 2008, we paid Crown Castle Investment approximately $3.0 million under these leases. Crown Castle Investment also had previously entered into an exclusivity agreement under which Crown Castle Investment agreed not to compete directly with us as a provider of backhaul services and not to invest in other entities in 20 designated markets. This agreement terminated in January 2009. John P. Kelly, a member of our board of directors, is Crown Castle Investment's Executive Vice Chairman. Randall A. Hack, a member of our board of directors, formerly served on the board of directors of Crown Castle.

        A company controlled by Mr. Subin, who is currently a member of our Board of Directors, periodically serves as a consultant to Aspen Advisors LLC regarding its investments, including its holdings in FiberTower. Aspen Advisors beneficially owns approximately 6.8% of our common stock.

Director Compensation

        The following table sets forth the compensation awarded to, earned by, or paid to our non-management directors for 2008.

Director Compensation for Fiscal Year 2008

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards(3)	All Other Compensation	Total
John D. Beletic, Chairman(4)
Randall A. Hack	$46,000	$85,000	—	—	$131,000
Mark Holliday	$3,999	$10,014	—	—	$14,013
John P. Kelly(5)	—	—	—	—	—
John Muleta	$36,667	$85,000	—	—	$121,667
Steven Scheiwe	$48,500	$85,000	—	—	$133,500
Neil Subin	$44,000	$85,000	—	—	$129,000

(1)
Compensation paid to Kurt J. Van Wagenen and Michael K. Gallagher for their services as executive officers are shown in the Summary Compensation Table; neither received additional compensation for services as a director.

(2)
Represents the dollar amount recognized for restricted stock grants for financial reporting purposes with respect to the fiscal year in accordance with Statement of Financial Accounting Standards No. 123(R), "Share-Based Payment", which is equal to the grant date fair value of such grants. Each of Messrs. Hack, Muleta, Scheiwe and Subin received a restricted stock grant with a grant date fair value of $85,000 on February 5, 2008. In 2008, Mr. Holliday received a prorated portion of the annual restricted stock grant awarded to non-employee directors for the period during which he served as a Director, which grant had a grant date fair value of $10,014 . Because such restricted stock grants vested on the day following the date of grant and are therefore no longer restricted, none of our non-employee directors held any shares of restricted stock on December 31, 2008.

(3)
As of December 31, 2008, Messrs. Beletic and Hack each held 112,985 vested stock options and Mr. Muleta held 60,000 vested stock options.

(4)
In connection with the completion of the First Avenue/FiberTower merger, the Board of Directors appointed John D. Beletic to serve as our Executive Chairman. Mr. Beletic's contract as our Executive Chairman ended effective September 1, 2008. Mr. Beletic continues to serve as Chairman of the Board of Directors. Compensation paid for 2008 to Mr. Beletic under his employment agreement which ended September 1, 2008, is included in the Summary Compensation Table below. Compensation paid for 2008 to Mr. Beletic as a non-employee director following the end of his employment agreement is included under the "All Other Compensation" column in the Summary Compensation Table below.

(5)
Mr. Kelly has declined to receive compensation for board services.

        Our director cash compensation policy for our non-employee directors provides that each non-employee director receives an annual retainer of $20,000 per year (which is paid quarterly). The chairperson of the Audit Committee receives an additional $10,000 per year (which is paid quarterly). The chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional $5,000 per year (which is paid quarterly). Mr. Kelly, who currently serves as chairman of the Compensation Committee, has chosen to waive compensation for his services on the board. Non-employee directors also receive $1,500 for each board meeting and committee meeting attended. In addition, all directors receive reimbursement of expenses incurred in attending meetings.

        Our Stock Incentive Plan ("Plan") also provides for annual grants of restricted stock to each non-employee director on the date of the first regularly scheduled meeting of the Board of Directors in each calendar year. Under the plan, each non-employee director receives a number of shares of restricted stock equal in value to $85,000 (measured by the fair market value on the date of grant). In addition, in connection with Mr. Beletic's transition from Executive Chairman to a non-employee Chairman of the Board, our Board of Directors and Compensation Committee approved the annual grant of restricted stock equal in value to $65,000 as additional compensation to a non-employee Chairman of the Board in addition to the annual restricted stock grants awarded to each non-employee director. Such restricted stock grants vest on the day following the date of grant.

        In November 2008, due to the low market value of the Company's common stock, the Board of Directors amended the Plan to add a limitation on the number of shares of restricted stock that could be issued under the annual grants of restricted stock to each non-employee director described above. The Plan, as amended, provides that in no event shall the aggregate number of shares of restricted stock granted to all of the participating non-employee directors exceed 0.7% of the total number of fully diluted outstanding shares of common stock as of the date of such grant. In connection with this amendment to the Plan, the Board of Directors determined that if the number of shares of restricted stock that would otherwise have been granted to the participating non-employee directors under the Plan is reduced because of this limitation, each participating non-employee director will be paid an additional cash amount equal to the difference between $85,000 (or $150,000 in the case of a non-employee Chairman of the Board) and the market value of the shares or restricted stock granted to such participating non-employee director based on the closing market price on the date of grant. In accordance with the Plan, these annual restricted stock grants to non-employee directors were made at the first regularly scheduled meeting of the Board of Directors in January 2009. Each participating non-employee director (other than the Chairman) received 155,755 shares of restricted stock and $60,079 in cash. The Chairman received 274,862 shares of restricted stock and $106,022 in cash.

 Compensation Discussion and Analysis

        The following discussion and analysis of compensation arrangements of the executive officers named in the Summary Compensation Table for 2008, whom we refer to as our Named Executive Officers or NEOs, should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

  Introduction

        Our Named Executive Officers, or NEOs, for 2008 were Kurt J. Van Wagenen, President and Chief Executive Officer; Michael K. Gallagher, former President and Chief Executive Officer; Thomas A. Scott, Senior Vice President and Chief Financial Officer; Ravi Potharlanka, Senior Vice President and Chief Operating Officer; Joseph M. Sandri, Jr., Senior Vice President, Regulatory & Government; Michael P. Casey, Vice President, Sales; John D. Beletic, former Executive Chairman (and currently a non-employee Chairman of the Board); and Michael Finlayson, our former Senior Vice President, Technology.

        In January 2008, Mr. Gallagher resigned as our President and Chief Executive Officer and a member of our Board of Directors. Following Mr. Gallagher's resignation, Mr. Potharlanka was appointed as Co-President and Chief Operating Officer, and Mr. Scott was appointed as Co-President and maintained his position as Chief Financial Officer. In April 2008, Kurt J. Van Wagenen was appointed as our President and Chief Executive Officer. Mr. Beletic's contract as our Executive Chairman ended effective September 1, 2008, but he continues to serve as the Chairman of the Board of Directors following the termination of his employment. Mr. Finlayson's employment with us was terminated on August 31, 2008 as part of our workforce reduction. The section below titled "—2009 Compensation Framework—Executive Compensation Policies for 2009" lists our current executive officers and their 2009 base salaries and target bonuses.

  Compensation Decision Making Process

  Compensation Committee Authority

        The compensation of our executive officers is administered by the Compensation Committee of our Board of Directors, which is composed of three members, John P. Kelly, Steven D. Scheiwe and Neil S. Subin, with Mr. Kelly serving as the Chairman of the Committee. Mr. Scheiwe was elected to serve on the Compensation Committee on June 3, 2008.

        Our Board of Directors appoints the members of the Compensation Committee and delegates to the Committee the direct responsibility for, among other matters, approving the compensation arrangements for our executive officers, issuing the Compensation Committee report on executive compensation for inclusion in our Annual Proxy Statement, and otherwise overseeing and advising the Board of Directors on the adoption of policies that govern our compensation programs, including our stock and benefit plans. The principal responsibilities and functions of the Committee are, among other matters, to:

  •
  review the performance of the Chief Executive Officer, or CEO, and executive management;

  •
  review and approve CEO goals and objectives, evaluate CEO performance in light of these corporate objectives, and set CEO compensation levels consistent with Company philosophy;

  •
  approve the salaries, bonus and other compensation for all executive officers, provided that as to the CEO the Committee will recommend appropriate salary, bonus and other compensation to the Board of Directors for approval;

  •
  review and approve the awards made under any executive officer bonus plan, and provide an appropriate report to the Board of Directors; and

  •
  review and make recommendations concerning long-term incentive compensation plans, including making and authorizing grants, in accordance with the terms of those plans.

        Our Board of Directors has determined that each member of the Compensation Committee is independent under the listing standards of the Nasdaq Global Market, the Securities and Exchange Commission rules and the relevant securities laws, and that each member is an "outside director" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. Our Compensation Committee held seven meetings in 2008 and acted by written consent two times.

  Role of Compensation Experts

        Pursuant to its charter, the Compensation Committee is authorized to retain outside counsel or other experts or consultants as it deems appropriate. The Committee did not retain the services of a compensation consultant to design, review or evaluate our executive compensation arrangements for 2008 or prior to that time. Instead, for 2008, the Committee considered the following factors, among other matters, in determining compensation levels for our NEOs:

  •
  the qualifications, skills and experience level of the respective NEO;

  •
  the position, role and responsibility of the respective NEO in the Company; and

  •
  the general business and particular compensation experience and knowledge of the Committee's members gained through extensive experience working in and with public companies in similar industries as our NEOs.

  Role of Our Executive Officers in the Compensation Process

        Messrs. Scott and Potharlanka, serving as co-Presidents from January 21, 2008 through April 9, 2008, were actively involved in providing the initial recommendations to the Committee in its evaluation and design of 2008 compensation programs for our NEOs, including the recommendation of individual compensation levels for NEOs other than themselves. However, Messrs. Scott and Potharlanka were not present during Compensation Committee deliberations and voting pertaining to the determination of their own compensation. Mr. Van Wagenen assumed this responsibility upon his appointment as our President and CEO on April 9, 2008.

        In addition, John D. Beletic, our former Executive Chairman, was also actively involved in providing recommendations to our Board of Directors regarding compensation matters. Mr. Beletic relied on his personal experience serving as Executive Chairman of the Company from the time of the First Avenue/FiberTower Merger in August 2006 through September 1, 2008, as a Director of the Company during that time, and as the chairman of the compensation committees of other public and private companies. He also spoke informally with representatives of compensation consultants and others, who were not formally retained or compensated by the Committee, about general information regarding compensation practices. Mr. Beletic used this information to form the basis for his recommendations to the Committee.

  Executive Officer Compensation Strategy and Philosophy

        Our executive officer compensation strategy has been designed to attract and retain highly qualified executive officers and to align their interests with those of our investors by linking significant components of executive officer compensation with the achievement of specific business and strategic objectives and our overall financial performance. We seek to employ executive officers who are entrepreneurially driven, and accordingly, we offer a compensation package that places a significant amount of their compensation at risk by providing a substantial part of compensation in the form of equity incentives. The conservation of cash resources for use in growing our business has been an objective in designing our compensation arrangements.

        We have designed our executive compensation arrangements to be competitive with comparable employers and to align management's incentives with the long-term interests of our stockholders. Our compensation decision-making process consists of establishing targeted overall compensation for each executive officer and then allocating that compensation among the following components:

  •
  base salaries;

  •
  annual cash incentive awards; and

  •
  long-term equity incentive compensation.

        We consider long-term equity incentive compensation to be the most important element of our compensation program for executive officers. We expect our executive management team not only to strive to significantly increase stockholder value of our company but also to expand our business within the next several years. We believe that meaningful equity participation by each executive officer is the primary motivating factor that may result in significant increases in value and growth.

        It has been our philosophy that optimal alignment between stockholders and executive officers is best achieved by providing a significant amount of total compensation in the form of equity comprised of both stock options and restricted stock. Accordingly, we have designed total compensation programs for our NEOs to provide base compensation levels, annual cash incentive award opportunities and long-term incentive compensation awards that are economically equivalent to typical programs available for comparable executive officers in similarly situated public companies. Although we did not retain a compensation consultant for 2008, we, based on the collective experience of our Compensation Committee and others, believe that the cash components of our NEO compensation are comparable to the median compensation levels that may be offered by similar companies and that the long-term equity component of our NEO compensation is greater than similar companies. The Committee determined compensation levels that it concluded were appropriate based on the general business and particular compensation experience and knowledge of its members gained from working with public companies.

        Our 2008 incentive compensation program elements were primarily structured to reward our executive officers for achieving certain financial and business objectives. We believe that the attainment of these specific financial objectives assist in the fulfillment of our strategic objectives, including the following:

  •
  to increase stockholder value;

  •
  to grow our company in an efficient manner; and

  •
  to conserve and optimally utilize cash resources for the future growth of our business.

Elements of Compensation

  Base Salaries

        The base salaries of our NEOs are reviewed on an annual basis as well as at the time of a promotion or other material change in responsibilities. In addition to providing a minimum level of compensation competitive with the market, we target base salary compensation to align each position's base salary with such position's scope and level of responsibility. Adjustments in base salary are based on an evaluation of individual performance, our company-wide performance and the individual executive's contribution to our performance. The Committee reviews proposals with regard to base salary adjustments made by the CEO for executives other than himself and then either approves or amends these base salary adjustments. The Committee independently reviews the performance of the CEO and determines and approves any modifications to the CEO's base salary. For 2009, the Committee has approved the recommendation of the CEO that base salaries for the NEOs remain the same as those base salaries established for 2008. See "2009 Compensation Framework—Executive Compensation Policies for 2009" below for information regarding 2009 annual base salaries and target bonus amounts for our current executive officers.

  Annual Cash Incentive Awards

        Our NEOs participated in a cash bonus program in 2008. The Summary Compensation Table below sets forth the amounts of the cash bonuses earned by each NEO in 2008 in the column "Non-Equity Incentive Plan Compensation." The purpose of the cash bonuses is to create a variable element of compensation that is directly linked to achievement of specific short-term financial, operational and individual performance objectives. The 2008 cash bonus awards were earned based on the achievement of defined financial targets and specific non-financial objectives established for each of our NEOs.

        In February 2008, we established financial and non-financial performance objectives for each of our executive officers. These performance objectives included incremental revenue growth, incremental growth of billing T-1s, targeted levels of field and corporate Adjusted EBITDA and quality measurements. These objectives and the associated performance levels that were established represented the factors that the Board deemed most important. The specific targeted performance levels, including the non-financial targets, were determined with reference to our 2008 budget, which we used to manage our day-to-day business and were determined by our Compensation Committee and Board of Directors as representing an aggressive level of growth and financial performance for us in 2008. Each officer had a target level of bonus which was considered difficult and challenging, yet achievable.

        See "Grants of Plan-Based Awards for Fiscal Year 2008" below for the target amounts that could have been received by each NEO under the cash bonus program for 2008. The 2008 cash bonus program did not provide for any minimum amount of bonus for any of the NEOs.

  Long-Term Incentive Compensation

        Overview.    We currently administer long-term incentive compensation awards through our Stock Incentive Plan, which provides for the issuance of both stock options and restricted stock. The purpose of our Stock Incentive Plan is to promote the interests of the Company and our stockholders by encouraging our employees, directors and officers to acquire or increase their equity interest in us, thereby encouraging them to work toward our continued growth and success. Pursuant to the terms of the merger agreement with Old FiberTower, we also assumed Old FiberTower's Stock Option Plan for the purpose of administering Old FiberTower options that had been exchanged for options to purchase shares of our common stock pursuant to the merger agreement. However, no additional grants have been made under Old FiberTower's Stock Option Plan since the completion of the Merger, and future grants under that plan have been discontinued.

        Prior to the Merger, we awarded stock options as the primary form of equity compensation. In connection with the Merger, our Stock Incentive Plan was amended to allow grants of restricted stock. We have determined that a mix of stock options and restricted stock is the best way to attract, retain and motivate our employees and officers. We believe long-term incentive packages for our executive officers should be composed of a greater proportion of options to restricted stock than the packages of our employees on average because of the greater decision-making authority the executive officers hold. Stock option and restricted stock awards vest in accordance with vesting schedules determined by our Compensation Committee.

        Our equity compensation strategy has previously been for the total equity compensation of all directors, officers and employees that vests each year to total 1.3% to 1.9% of the fully diluted stock of the Company. The Company has historically granted a large percentage of equity compensation in the form of restricted stock. With respect to 2009, after assessing current market conditions, the decline in the value of the Company's common stock, our business needs and competitive market data regarding long-term incentive program impacts on stockholder dilution for comparable companies, the Committee has determined that an emphasis on stock options would be appropriate to meet our long-term executive incentive program incentives. The Compensation Committee intends to adjust the 2009 annual target vesting range to be competitive with the telecommunications industry, in order to provide adequate incentives to the Company's officers and employees.

        In March 2009, the Committee authorized the grant of 3,300,000 stock options ("2009 Annual Grant") to 28 employees including 1,350,000 2009 Annual Grant stock options to the NEOs, each with an exercise price of $0.14, the fair market value of our common stock on the date of grant. The 2009 Annual Grant stock options vest 25% on the first anniversary of the grant date and the remainder vest monthly over a period of 36 months in equal monthly installments.

        Employee stock option grants typically vest 25% on the anniversary of the hire or grant date and the remainder vest monthly over a period of 36 months in equal monthly installments. Employee restricted stock grants typically vest at a rate of 25% per year on the anniversary dates of the grant. Employee restricted stock grants made prior to 2008 to non-executive officers typically vest over four years at a rate of 10%, 20%, 30% and 40% on the four anniversary dates of the grant.

        The following table lists the number of stock options and restricted shares outstanding as of December 31, 2008 that will vest each year from 2009 through 2012 and the percentage this equity represents of the 157,274,951 fully diluted shares outstanding as of December 31, 2008 (consisting of 150,519,530 shares issued and outstanding, 3,875,866 shares subject to outstanding stock options and 2,879,555 shares subject to outstanding warrants, but excluding shares issuable upon conversion of our convertible notes).

	Shares Subject to Options or Restricted Stock as of 12/31/08	Percentage of Fully Diluted Shares as of 12/31/08
Vested as of 12/31/08	2,036,890	1.30%
Vesting in 2009	2,211,095	1.41%
Vesting in 2010	2,304,041	1.46%
Vesting in 2011	1,540,711	0.98%
Vesting in 2012	379,890	0.24%
Total outstanding as of 12/31/08	8,472,627	5.39%

        2008 Long-Term Equity Incentive Awards.    In February 2008, we entered into letter agreements with Mr. Scott and Mr. Potharlanka pursuant to which we agreed to make a restricted stock grant to each of them of 250,000 shares of common stock of the Company, which vest as to 166,667 shares on January 1, 2010 and 83,333 shares on January 1, 2011 if such executive remains employed by us as our Chief Financial Officer or Chief Operating Officer, respectively, on each such date.

        In addition, we also made restricted stock grants in February 2008 to certain of our executive officers pursuant to our Stock Incentive Plan. Mr. Scott and Mr. Potharlanka each received a restricted stock grant of 250,000 shares of common stock of the Company. Mr. Casey and Mr. Sandri received a restricted stock grant of 200,000 and 150,000 shares of common stock of the Company, respectively. Each such restricted stock grant will vest as to 25% on each anniversary of December 15, 2007, with vesting commenced on December 15, 2008.

        In April 2008, in connection with the appointment of Mr. Van Wagenen as our President and Chief Executive Officer, we granted to Mr. Van Wagenen (i) a restricted stock grant of 875,000 shares of common stock of the Company, which will vest as to 25% on each anniversary of the grant and (ii) an option to purchase up to 1,125,000 shares of common stock of the Company at an exercise price of $1.43 (the fair market value of the Company's common stock on the date of the grant), which options will vest and become exercisable as to 25% on the first anniversary of the grant and the remainder vest monthly over a period of 36 months in equal monthly installments.

        In June 2008 we granted to Mr. Finlayson a restricted stock grant of 60,000 shares of common stock of the Company, which fully vested on August 29, 2008, just prior to the date of his employment termination.

        Stock Option Practices.    We have awarded all stock options to purchase our common stock to executive officers at the fair market value of our common stock at the grant date, based on the closing market price of our common stock on the date of the grant (or, with respect to options granted by Old FiberTower prior to the merger, based on the Old FiberTower Board's determination of the fair market value of the common stock of Old FiberTower on the date of grant).

  Perquisites and Other Benefits

        We annually review the perquisites and other personal benefits that our executive officers receive. See the Summary Compensation Table below for the amounts attributable to our NEOs for these benefits provided in 2008, which consisted of the reimbursement of out-of-pocket expenses incurred in connection with Messrs. Van Wagenen's and Scott's relocation.

        We maintain an employee benefit plan that provides our employees with the opportunity to enroll in our health, dental, vision and term life insurance plans. The medical, dental and vision benefit plans require the employee to pay a portion of the premium, with the Company paying the remainder. We pay premiums in full for the term life insurance plans. These benefits are offered on the same basis to all employees.

  Stock Ownership Requirements

        We do not currently have any policy or guidelines that require a specified ownership of our common stock by our directors or executive officers or stock retention guidelines applicable to equity-based awards granted to directors and executive officers. See "Outstanding Equity Awards at Fiscal Year-End 2008" for information regarding outstanding options and restricted stock awards held by our NEOs and "Security Ownership of Certain Beneficial Owners and Management" for information regarding shares of our common stock beneficially owned by our NEOs.

  2009 Compensation Framework—Executive Compensation Policies for 2009

        Below we summarize the significant steps we have taken to date with respect to establishing compensation elements for 2009 and beyond.

  •
  Subject to further review upon changed circumstances, we have established 2009 base salaries and target bonus amounts for our executive officers, which we believe to be appropriate given the stage of the Company, as set forth in the table below:

Executive Officer	2009 Base Salary	2009 Target Bonus
Kurt J. Van Wagenen	$350,000	$262,500
Thomas A. Scott	$250,000	$125,000
Ravi Potharlanka	$250,000	$125,000
Joseph M. Sandri, Jr.	$235,000	$117,500
Patrick J. Coughlin(1)	$200,000	$250,000
David L. Jones(2)	$209,000	$83,600

    (1)
    Mr. Coughlin was appointed as an executive officer in the position of Senior Vice President of Sales and Marketing on February 17, 2009.

    (2)
    Mr. Jones was appointed as an executive officer in the position of Senior Vice President of Network Services on April 20, 2009. Prior to that, he served as Vice President, Hi-Capacity Planning and Development.

  •
  In March 2009, we provided stock option grants as follows to our executive officers, which vest 25% on the first anniversary of the grant date and the remainder vest monthly over a period of 36 months in equal monthly installments (except for the options granted to Mr. Coughlin, which vest 25% on the first anniversary of his hire date (February 17, 2009) and the remainder vest monthly over a period of 36 months in equal monthly installments.

Executive Officer	Shares Underlying Stock Options
Kurt J. Van Wagenen	500,000
Thomas A. Scott	250,000
Ravi Potharlanka	250,000
Joseph M. Sandri, Jr.	200,000
Patrick J. Coughlin	200,000
David L. Jones	200,000
  •
  Our equity compensation strategy has previously been for the total equity compensation of all directors, officers and employees that vests each year to total 1.3% to 1.9% of the fully diluted stock of the Company. The Company has historically granted a large percentage of equity compensation in the form of restricted stock. With respect to 2009, after assessing current market conditions, the decline in the value of the Company's common stock, our business needs and competitive market data regarding long-term incentive program impacts on stockholder dilution for comparable companies, the Committee has determined that an emphasis on stock options would be appropriate to meet our long-term executive incentive program incentives. The Compensation Committee intends to adjust the 2009 annual target vesting range to be competitive with the telecommunications industry, in order to provide adequate incentives to the Company's officers and employees.

  Tax Implications of Executive Compensation

        Our aggregate deductions for each NEO's compensation are potentially limited by Section 162(m) of the Internal Revenue Code to the extent the aggregate amount paid to an executive officer exceeds $1.0 million, unless it is paid under a predetermined objective performance plan meeting certain requirements, or satisfies one of various other exceptions specified in the Internal Revenue Code. At our 2008 NEO compensation levels, we did not believe that Section 162(m) of the Internal Revenue Code would be applicable, and accordingly, our Compensation Committee did not consider its impact in determining compensation levels for our NEOs in 2008.

  Accounting Implications of Executive Compensation

        Effective January 1, 2006, we were required to recognize compensation expense of all stock-based awards pursuant to the principles set forth in Statement of Financial Accounting Standards No. 123(R), Share-Based Payment. Consequently, we began recording non-cash stock compensation expense in our financial statements for stock options and restricted stock granted during fiscal 2006 and thereafter. In our financial statements, we utilized the prospective method under SFAS No. 123(R) to calculate non-cash compensation expense. However, in the Summary Compensation Table below and the Director Compensation Table above, we used SFAS No. 123(R)'s modified prospective method as required by the SEC's regulations. The non-cash stock compensation expense for stock options and restricted stock that we grant is generally recognized ratably over the requisite vesting period. We continue to believe that stock options and restricted stock are essential components of our compensation strategy, and we intend to continue to offer these awards in the future.

Executive Compensation

        The following table sets forth the aggregate compensation awarded to, earned by, or paid during 2008, 2007 and 2006, as applicable, to our NEOs. See "Compensation Discussion and Analysis" above for a narrative description of the elements of compensation shown below and material factors affecting compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation		Total
Kurt J. Van Wagenen	2008	$246,346	—		$229,054	$149,982	$202,406	$79,903	(3)	$907,692
President and Chief
Executive Officer
Michael K. Gallagher(4)	2008	$61,216	—		$(393,347)	$(8,815)	$—	$115,769	(4)	$(225,177)
Former President and	2007	$343,438	—		$1,157,285	$880,804	$215,011	—		$2,596,538
Chief Executive Officer	2006	$350,000	—		$397,062	$6,531,847	$139,409	—		$7,418,318
Thomas A. Scott	2008	$250,000	—		$620,716	$294,451	$144,919	$14,479	(3)	$1,324,565
Senior Vice President and	2007	$196,250	—		$385,762	$296,760	$116,764	—		$995,536
Chief Financial Officer	2006	$185,000	—		$132,354	$764,714	$81,180	$2,363	(5)	$1,165,611
Ravi Potharlanka(6)	2008	$250,000	—		$522,424	$139,203	$144,919	$—		$1,056,546
Senior Vice President and	2007	$196,154	—		$289,855	$208,394	$57,190	—		$751,593
Chief Operating Officer	2006	$63,846	$25,000	(7)	$99,265	$80,898	$22,107	—		$291,116
Joseph M. Sandri, Jr.	2008	$235,000	—		$150,539	$71,297	$131,011	—		$587,847
Senior Vice President	2007	$235,000	—		$86,959	$65,730	$76,486	—		$464,175
Regulatory & Government	2006	$235,000	—		$29,776	$262,910	$104,281	$3,525	(5)	$635,492
Michael P. Casey(8)	2008	$200,000			$473,573	$294,451	$163,195	—		$1,131,219
Vice President Sales	2007	$193,108	—		$385,762	$296,760	$157,386	—		$1,033,016
	2006	$183,333	—		$132,354	$1,125,881	$54,500	$2,250	(5)	$1,498,318
Michael Finlayson(9)	2008	$153,594	—		$264,319	$118,085	$65,345	$100,000	(9)	$701,343
Former Senior Vice	2007	$196,250	—		$270,033	$207,494	$104,362	—		$778,139
President Technology	2006	$170,512	$20,000	(10)	$92,648	$1,154,215	$68,906	$2,000	(5)	$1,508,281
John D. Beletic(11)	2008	$104,093	—		$759,163	—	—	$62,667	(12)	$925,923
Chairman and Former	2007	$147,187	—		$1,205,373	—	—	—		$1,352,560
Executive Chairman	2006	$51,731	—		$876,071	$137,423	—	$656	(5)	$1,065,881

(1)
Note that amounts reported with respect to stock and option awards in the table above represent the dollar amounts recognized for financial reporting purposes with respect to the fiscal year in accordance with SFAS No. 123(R), except that we have disregarded any estimates of forfeitures related to service-based vesting conditions considered under SFAS No. 123(R). Therefore, the amounts reported in the table above may differ from the amounts reported in our consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2008, 2007 and 2006. The calculation of the amounts of stock-based compensation related to restricted stock and option awards reported in the above table is different than the calculation of the amounts under U.S. GAAP for financial statement reporting purposes in that estimated forfeitures related to service-based vesting conditions considered under SFAS No. 123(R) would reduce the compensation reported in the financial statements. If an NEO fails to perform the requisite service and forfeits an award, the associated amount of compensation cost disclosed in this table will be deducted from the amount shown in the Stock Awards or Option Awards column, as applicable, in the period in which the award is forfeited, which could result in a negative number.

In addition, because the First Avenue/FiberTower merger was accounted for as a "reverse acquisition," all financial information and statements prior to the merger reflect only the financial results of Old FiberTower on a historical basis after applying the merger exchange ratio to historical share-related data. As a result, the amounts reported for stock and option awards for 2006 in the table above may not correspond to our consolidated financial statements with respect to amounts expensed by First Avenue Networks, Inc. prior to the merger.

Refer to "Management's Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation" and "Note 2—Summary of Significant Accounting Policies" and "Note 12—Stockholders' Equity and Stock-Based Compensation" in the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, for a description of all assumptions made in the valuation of the awards reflected in the Stock Awards and Option Awards columns above.

In the first quarter of 2008, Mr. Gallagher forfeited 2,300,000 stock options with a weighted average exercise price of $7.26 per share. Mr. Gallagher also forfeited 450,000 shares of unvested restricted stock with a price per share of $7.74. We reversed $402,162 of previously recognized compensation cost related to the cancellation of unvested restricted stock and stock options for Mr. Gallagher that was included in the Stock Awards and Option Awards columns for 2007. In the third quarter of 2008, Mr. Finlayson forfeited 361,667 stock options with a weighted average exercise price of $7.83 per share.

  Mr. Finlayson also forfeited 70,000 shares of unvested restricted stock with a price per share of $7.74. There was no reversal of previously recognized compensation cost related to the cancellation of unvested restricted stock and stock options for Mr. Finlayson.

(2)
Represents amounts earned under our cash bonus program.

(3)
Represents reimbursement of out-of-pocket expenses incurred for the officer's relocation.

(4)
Mr. Gallagher resigned effective January 21, 2008. Pursuant to the terms of his Release Agreement, we paid Mr. Gallagher his earned salary and accrued fourth quarter 2007 bonus, accrued and unused vacation and accrued salary for a period of 120 days after the notice of his resignation.

(5)
Represents 401(k) matching contributions. Effective January 1, 2007, we ceased making matching contributions.

(6)
Compensation is reported for Mr. Potharlanka commencing on August 29, 2006, the date of the First Avenue/FiberTower merger, and included the bonus program payout in the second half of 2006. This award spanned the period from July 1, 2006 to December 31, 2006.

(7)
Represents a discretionary bonus paid to Mr. Potharlanka under the CEO Leadership Bonus program.

(8)
Mr. Casey served as an executive officer of FiberTower from June 2008 to February 2009.

(9)
Mr. Finlayson's employment ended effective August 31, 2008. We paid Mr. Finlayson his earned salary and accrued second quarter bonus, accrued and unused vacation and severance for a period of six months after his employment termination.

(10)
Represents a signing bonus paid to Mr. Finlayson in connection with his hiring in February 2006.

(11)
In connection with the completion of the First Avenue/FiberTower merger, the Board of Directors appointed John D. Beletic to serve as our Executive Chairman. With the successful hiring of Mr. Van Wagenen, Mr. Beletic recommended, and the Board agreed, to end his employment agreement as of September 1, 2008, whereupon Mr. Beletic continues to serve as Chairman of the Board of Directors. Compensation paid for 2008 to Mr. Beletic under his employment agreement is included in the Summary Compensation Table above. Compensation paid for 2008 to Mr. Beletic as a non-employee director following the end of his employment agreement, is included under the "All Other Compensation" column in the Summary Compensation Table above. Mr. Beletic was not eligible to participate in our cash bonus program pursuant to the terms of his employment agreement.

(12)
Represents compensation paid to Mr. Beletic as a non-employee Chairman of the Board in 2008 following the ending of his employment agreement on September 1, 2008, comprised of $12,667 in director fees paid in cash and $50,000 in director stock awards. In 2008, Mr. Beletic received a prorated portion of the annual restricted stock grant awarded to non-employee directors for the period during which he served as a non-employee director and a prorated portion of the annual grant of restricted stock equal in value to $65,000 awarded to a non-employee Chairman of the Board for the period during which he served as Chairman of the Board, which grants had a grant date fair value of $50,000.

  Employment Agreements

  Kurt J. Van Wagenen

        On April 9, 2008, Mr. Van Wagenen entered into an executive employment agreement with FiberTower. Mr. Van Wagenen's employment agreement provides for an initial term of three years with automatic one-year extensions unless either party provides notice that the agreement is not to be extended. Pursuant to the agreement, Mr. Van Wagenen received, among other things, (i) a base annual salary of $350,000, subject to annual increases at the Board's sole discretion, and a bonus payment to be determined by the Board, where such bonus payment in 2008 could not exceed 150% of Mr. Van Wagenen's base salary, (ii) a restricted stock grant under FiberTower's Stock Incentive Plan of 875,000 shares that will vest as to 25% of the total grant on each of the first, second, third and fourth anniversary of the date of the Agreement and (iii) an option to acquire up to 1,125,000 shares of FiberTower's common stock under FiberTower's Stock Incentive Plan at an exercise price of $1.43 per share, the fair market value of FiberTower's common stock on the date of the grant, with such options vesting as to 25% of the total grant on the first anniversary of the date of the Agreement and the remainder vest monthly over a period of 36 months in equal monthly installments.

        In addition, FiberTower and Mr. Van Wagenen may terminate his employment agreement at any time by giving notice to the other party. If FiberTower terminates the agreement other than for "Cause" or if Mr. Van Wagenen terminates for "Good Reason" (as such terms are defined in the agreement), FiberTower will pay Mr. Van Wagenen certain severance payments as outlined in the agreement. In addition, if a "Change of Control" occurs (as such term is defined in the Agreement), all of his unvested stock options and restricted stock shall accelerate and become vested and exercisable upon certain conditions as outlined in his employment agreement and all unpaid amounts pursuant to the separate letter agreement described below six months following such change of control.

        Mr. Van Wagenen also entered into a separate letter agreement with FiberTower on April 9, 2008. Pursuant to the agreement, we agreed to pay Mr. Van Wagenen (i) a cash bonus of $666,667 on April 9, 2010 if he is still employed by as our Chief Executive Officer on such date and (ii) an additional cash bonus of $333,333 on April 9, 2011 if he continues to remain so employed on such date. The potential payments that could be received by Mr. Van Wagenen under his employment agreement in the event of a termination of employment or a change of control are described below under "Potential Payments Upon Termination or Change-in-Control".

  John D. Beletic

        We entered into an employment agreement with John D. Beletic that became effective upon the completion of the Merger. Mr. Beletic served as our Executive Chairman under the employment agreement which provided that Mr. Beletic would be a one-third part-time employee and provided for an annual base salary of $150,000 without a bonus and a restricted stock grant of 300,000 shares of our common stock. Such shares of restricted stock vested 25% at the six-month anniversary of the consummation of the Merger and then in six (6) equal quarterly installments, becoming fully vested on August 29, 2008. With the successful hiring of Mr. Van Wagenen, Mr. Beletic recommended, and the Board agreed, to end his employment agreement as of September 1, 2008, whereupon Mr. Beletic continues to serve as Chairman of the Board of Directors.

  Special Retention Bonus Packages

        On February 11, 2008, we entered into letter agreements with Mr. Scott and Mr. Potharlanka, pursuant to which we agreed (i) to pay such executive a cash retention bonus of $666,667 on January 1, 2010 and an additional cash retention bonus of $333,333 on January 1, 2011 if he remains employed by us as our Chief Financial Officer or Chief Operating Officer, respectively, on such date and (ii) to make a restricted stock grant to such executive of 250,000 shares of our common stock, which shall vest as to 166,667 shares on January 1, 2010 and 83,333 shares on January 1, 2011 if he remains employed by us as our Chief Financial Officer or Chief Operating Officer, respectively, on such date.

        The letter agreements also provide that in the event that (i) a Change of Control, as defined in the agreement, occurs, (ii) we terminate the executive's employment without Cause, as defined in the agreement, or (iii) the executive terminates his employment with Good Reason, as defined in the agreement, any amounts not yet paid pursuant to the agreement will become immediately due and payable and any unvested shares of restricted stock granted pursuant to the agreement will become fully vested. The potential payments that could be received by Mr. Scott and Mr. Potharlanka under their letter agreements in the event of a termination of employment or a change of control are described below under "Potential Payments Upon Termination or Change-in-Control".

  Stock Incentive Plan

        Since its adoption in 2001, our Stock Incentive Plan has been used for the grant of stock options for purposes of retaining or recruiting employees, officers, directors and consultants, and rewarding and providing incentives for individual performance. We believe that our Stock Incentive Plan may enhance long-term stockholder value by offering opportunities to our officers, employees, directors and consultants to acquire a proprietary interest in us, thereby more closely aligning their interests with those of our stockholders. Our Stock Incentive Plan will terminate on December 20, 2011.

        Our Stock Incentive Plan provides for the grant of awards to our or our subsidiaries' employees, directors, officers and consultants. Awards under the Stock Incentive Plan may consist of restricted stock or incentive or non-qualified stock options to acquire shares of our common stock. Incentive stock options may be granted only to employees. By making grants of restricted stock and stock options under our stock incentive plan, we seek to attract, retain and motivate our employees and other persons to devote their best efforts to our business and financial success.

        There are 27,764,578 shares of our common stock authorized for issuance under our Stock Incentive Plan. In addition, our Stock Incentive Plan includes an "evergreen" provision that provides for annual increases in the number of shares available for issuance under the Plan on each anniversary of the completion date of the merger (August 29, 2006) during the remaining term of the Plan. The annual increase in the number of shares will be equal to the lesser of (i) 1.5% of the number of shares of our common stock outstanding at the time immediately prior to the date of increase, and (ii) a lesser number of shares determined by our Board of Directors. In addition, the number of shares for which incentive stock options may be granted under our Stock Incentive Plan may not exceed in the aggregate 233,145,880 shares of common stock (subject to adjustment as provided in the plan).

  Terms of Stock Options

        Stock options granted under the Stock Incentive Plan may be either incentive stock options, as defined in the Code, or non-qualified stock options. Subject to a maximum stock option term of five years, the Compensation Committee will determine the terms of stock options. Stock options granted under the Plan may not be transferred except at death. Except in the case of substitute stock options, the exercise price of each stock option will not be less than 100% of the fair market value of the stock upon the date of the stock option grant.

        In the event of (i) any offer to holders of our common stock generally relating to the acquisition of all or substantially all of their shares, or (ii) any proposed transaction generally relating to the acquisition of substantially all of our assets or business, the Board of Directors may cancel any outstanding stock options and pay or deliver to the holder thereof an amount in cash or securities having a value equal to the product of (x) the number of shares of common stock that, as of the date of the consummation of such transaction, the holder of such stock option had become entitled to purchase (but had not purchased) multiplied by (y) the amount, if any, by which the formula or fixed price per share paid to such holders of shares of common stock pursuant to such transaction exceeds the stock option price applicable to such stock option shares.

        Generally, if a stock option holder's service relationship with us terminates other than by death or disability, any unvested stock options granted under our Stock Incentive Plan that are then held by the option holder will expire and any vested portion will remain exercisable for a period ranging from one month to 90 days, depending upon the circumstances of employment termination. If a stock option holder's service relationship with us terminates due to death or disability, any unvested stock options granted under our Stock Incentive Plan that are then held by the stock option holder will expire and any vested portion will remain exercisable for an additional one year.

        Certain provisions of our Stock Incentive Plan apply only to certain executive officers and are intended to comply with Section 162(m) of the Code, including an annual limit of $1.0 million on the number of shares with respect to stock options that may be granted under our Stock Incentive Plan in any calendar year.

  Terms of Restricted Stock

        The Compensation Committee may grant shares of restricted stock to any employee, director or consultant. Restricted stock is stock which is subject to a substantial risk of forfeiture, which we refer to as "unvested" restricted stock and non-transferable until the restrictions lapse. The Committee may determine what restrictions apply to the stock and when the restrictions of one award may differ from those of any other award. If for any reason the restrictions imposed by the Committee are not met at the end of the restricted period, the stock will be forfeited by the participant and reacquired by the Company. Unless otherwise provided in the grant, holders of restricted stock will have the right to vote the shares, receive dividends and all other rights of our stockholders. Generally, the restricted stock will be held in escrow by the Company until the restrictions lapse.

Grants of Plan-Based Awards for Fiscal Year 2008

        All stock awards and option awards set forth below were issued under our Stock Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units(2)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold	Target	Max	(#)	(#)	($/share)	($)
Kurt J. Van Wagenen	4-9-08	—	$262,500	$525,000	875,000			$1,251,250
	4-9-08					1,125,000	$1.43	$821,250
Michael K. Gallagher	—	—	—	—	—	—	—	—
Thomas A. Scott	2-11-08	—	$125,000	$250,000	250,000	—	—	$402,500
	2-11-08				250,000	—	—	$402,500
Ravi Potharlanka	2-11-08	—	$125,000	$250,000	250,000	—	—	$402,500
	2-11-08				250,000	—	—	$402,500
Joseph M. Sandri, Jr.	2-11-08	—	$117,500	$235,000	150,000	—	—	$241,500
Michael P. Casey	2-11-08	—	$272,000	—	200,000	—	—	$322,000
Michael Finlayson	6-3-08	—	$80,000	$160,000	60,000	—	—	$85,200
John D. Beletic(4)	—	—	—	—	37,314	—	—	$50,000

(1)
Grants of non-equity incentive plans awards were made under the Company's cash bonus program.

(2)
Grants of stock awards and option awards were made under the Company's Stock Incentive Plan.

(3)
Note that amounts reported with respect to stock and option awards in the table above may differ from the amounts reported in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. The calculation of the amounts of stock-based compensation related to restricted stock and option awards reported in the above table is different than the calculation of the amounts under U.S. GAAP for financial statement reporting purposes in that estimated forfeitures related to service-based vesting conditions considered under SFAS No. 123(R) (which would reduce the compensation reported in the financial statements) is disregarded for purposes of this table.

(4)
Mr. Beletic was not eligible to participate in our cash bonus program pursuant to the terms of his employment agreement. Mr. Beletic's employment agreement ended September 1, 2008, whereupon he serves as non-employee Chairman of the Board of Directors. The grant of stock awards represents compensation paid to Mr. Beletic as a director in 2008 following the ending of his employment agreement.

 Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable				Stock Awards
Name				Option Exercise Price	Option Expiration Date	Number of Shares That Have Not Vested(#)		Market Value of Shares That Have Not Vested(1)
Kurt J. Van Wagenen	0	1,125,000	(2)	$1.43	4-9-13
						875,000	(3)	$140,000
Michael K. Gallagher	—	—		—	—	—		—
Thomas A. Scott	100,000	0		$7.00	12-12-10
	50,000	0		$7.93	1-30-11
	155,554	111,113	(4)	$7.74	8-29-11
						100,000	(5)	$16,000
						187,500	(6)	$30,000
						250,000	(7)	$40,000
Ravi Potharlanka	46,548	0		$0.86	7-19-14
	33,081	0		$4.68	5-5-16
	8,635	0		$4.68	5-5-16
	30,000	120,000	(8)	$7.74	8-29-11
						100,000	(9)	$16,000
						187,500	(6)	$30,000
						250,000	(7)	$40,000
Joseph M. Sandri, Jr.	100,000	0		$8.70	6-6-10
	20,000	0		$7.00	1-16-11
	35,000	25,000	(4)	$7.74	8-29-11
						31,500	(10)	$5,040
						112,500	(6)	$18,000
Michael P. Casey	175,000	0		$7.47	2-6-11
	155,554	111,113	(4)	$7.74	8-29-11
						100,000	(5)	$16,000
						150,000	(6)	$24,000
Michael Finlayson	—	—		—	—	—		—
John D. Beletic	30,405	0		$0.86	1-20-14	—		—
	30,405	0		$0.86	1-24-15
	52,175	0		$4.68	5-05-16

(1)
Determined by multiplying the $0.16 closing market price of our common stock on December 31, 2008 by the number of shares in the prior column.

(2)
The options began vesting as to 25% on April 9, 2009 and the remainder vest monthly over a period of 36 months in equal monthly installments.

(3)
The shares of restricted stock vested as to 25% on April 9, 2009, and will vest ratably on April 9, 2010, 2011 and 2012.

(4)
The options began vesting as to 25% on August 29, 2007 and the remainder vest monthly over a period of 36 months in equal monthly installments.

(5)
The shares of restricted stock vested as to 25% on August 29, 2007 and 2008, and will vest ratably on August 29, 2009 and 2010.

(6)
The shares of restricted stock vested as to 25% on December 15, 2008 and will vest ratably on December 15, 2009, 2010 and 2011.

(7)
The shares of restricted stock will vest as to 166,667 shares on January 1, 2010 and 83,333 shares on January 1, 2011.

(8)
The options began vesting in equal monthly installments over a period of 30 months beginning July 28, 2008.

(9)
The shares of restricted stock vested as to 33.3% on August 29, 2008 and the remainder will vest ratably on August 29, 2009 and 2010.

(10)
The shares of restricted stock vested as to 10% on August 29, 2007, 20% on August 29, 2008, and will vest 30% on August 29, 2009 and 40% on August 29, 2010.

 Option Exercises and Stock Vested for Fiscal Year 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Kurt J. Van Wagenen	—	—	—	—
Michael K. Gallagher	—	—	—	—
Thomas A. Scott	—	—	112,500	$84,375
Ravi Potharlanka	—	—	112,500	$84,375
Joseph M. Sandri, Jr.	—	—	46,500	$23,325
Michael P. Casey	—	—	100,000	$80,500
Michael Finlayson	—	—	95,000	$123,500
John D. Beletic	—	—	149,814	$211,256

(1)
Value realized on vesting was calculated by multiplying the number of shares by the market value of the underlying shares on the vesting date.

Potential Payments Upon Termination or Change-in-Control

        Kurt J. Van Wagenen.    Pursuant to our executive employment agreement with Mr. Van Wagenen, if (i) we terminate his employment without Cause, as defined in the agreement, or (ii) he terminates his employment with Good Reason, as defined in the agreement, we shall be required to (a) pay his annual salary earned but not paid through the date of termination, (b) pay for any vacation time earned but not used through the date of termination, (c) pay any bonus awarded for the year preceding that in which termination occurs but unpaid on the date of termination; (d) pay a pro-rated bonus for year in which the termination occurs; (e) pay for any business expenses incurred by the Executive but un-reimbursed on the date of termination; (f) pay all obligations due to Mr. Van Wagenen pursuant to his separate letter agreement with us; (g) the sum of his annual salary at the rate in effect on the date of termination and his target bonus (such sum payable in approximately equal installments at our regular paydays for our executives during the period from the date of termination through the one-year anniversary thereof); and (h) pay Mr. Van Wagenen that portion of the premiums towards his family health and dental insurance policies that we were paying to him immediately prior to his termination for the period from the date of termination through the one-year anniversary thereof. In addition, we will cause to become vested any unvested shares of restricted stock and unvested stock options which would have vested by passage of time during the period from the date of termination through the one-year anniversary thereof, had the Executive remained in the employ of the Company during that period. If Mr. Van Wagenen had been terminated without cause, or if he had terminated his employment with good reason, on December 31, 2008, he would have been entitled to a cash payment of $612,500 (the sum of the amount of his annual salary and target bonus then in effect) under his employment agreement, an additional cash payment of $1,000,000 under his separate letter agreement with us and accelerated vesting of 218,750 shares of restricted stock and stock options to purchase 468,750 shares of common stock. The market value of such shares of restricted stock would have been $35,000 (determined by multiplying the $0.16 closing market price of our common stock on December 31, 2008, by 218,750 shares of common stock). The exercise price of the stock options of $1.43 per share was greater than the closing market price of our common stock on December 31, 2008. In addition, he would have been entitled to health care premiums of $13,323 payable through the one-year anniversary of his termination.

        In the case of a Change of Control, as defined in Mr. Van Wagenen's executive employment agreement, if (i) he has not been terminated by us without Cause, as defined in the agreement, in the six months following such Change of Control and (ii) if he has not resigned for Good Reason, as defined in the agreement, in the six months following such Change of Control, then any unvested shares of restricted stock and unvested stock options would become vested and exercisable six months following the Change of Control and any payments due to Mr. Van Wagenen pursuant to his separate letter agreement would become due and payable six months following the Change of Control. If a Change of Control had occurred on December 31, 2008, Mr. Van Wagenen would have been entitled to receive, on June 30, 2009, a cash payment in the amount of $1,000,000 pursuant to his separate letter agreement with us and accelerated vesting of 875,000 shares of restricted stock and accelerated vesting of his unvested stock options to purchase 1,125,000 shares of common stock. The market value of such shares of restricted stock that would have been subject to accelerated vesting would have been $140,000 (determined by multiplying the $0.16 closing market price of our common stock on December 31, 2008, by 875,000 shares of restricted stock). The exercise price of the stock options of $1.43 per share was greater than the closing market price of our common stock on December 31, 2008.

        Thomas A. Scott.    Pursuant to our letter agreement dated February 11, 2008 with Mr. Scott, if (i) a Change of Control, as defined in the agreement, occurs, (ii) we terminate his employment without Cause, as defined in the agreement, or (iii) he terminates his employment with Good Reason, as defined in the agreement, any amounts not yet paid pursuant to the agreement will become immediately due and payable and any unvested shares of restricted stock granted pursuant to the agreement will become fully vested. Mr. Scott received 250,000 shares of restricted stock under this agreement. As of December 31, 2008, Mr. Scott held 537,500 shares of unvested restricted stock, of which 250,000 are subject to the terms of the letter agreement and the remaining 287,500 unvested restricted shares are subject to accelerated vesting in certain circumstances. The market value of such restricted stock on December 31, 2008, if he held such stock, would have been $86,000 (determined by multiplying the $0.16 closing market price of our common stock on December 31, 2008, by 537,500 shares of restricted stock). If a Change in Control had occurred on December 31, 2008, or if we had terminated Mr. Scott's employment without cause or he had terminated for Good Reason on December 31, 2008, Mr. Scott would have been entitled to receive a cash payment of $1,000,000 in addition to the accelerated vesting of his stock awards.

        Ravi Potharlanka.    Pursuant to our letter agreement dated February 11, 2008 with Mr. Potharlanka, if (i) a Change of Control, as defined in the agreement, occurs, (ii) we terminate his employment without Cause, as defined in the agreement, or (iii) he terminates his employment with Good Reason, as defined in the agreement, any amounts not yet paid pursuant to the agreement will become immediately due and payable and any unvested shares of restricted stock granted pursuant to the agreement will become fully vested. Mr. Potharlanka received 250,000 shares of restricted stock under this agreement. As of December 31, 2008, Mr. Potharlanka held 537,500 shares of unvested restricted stock, of which 250,000 are subject to the terms of the letter agreement and the remaining 287,500 unvested restricted shares are subject to accelerated vesting in certain circumstances. The market value of such restricted stock on December 31, 2008, if he held such stock, would have been $86,000 (determined by multiplying the $0.16 closing market price of our common stock on December 31, 2008, by 537,500 shares of restricted stock). If a Change in Control had occurred on December 31, 2008, or if we had terminated Mr. Potharlanka's employment without cause or he had terminated for Good Reason on December 31, 2008, Mr. Potharlanka would have been entitled to receive a cash payment of $1,000,000 in addition to the accelerated vesting of his stock awards.

Proposal 1:
ELECTION OF DIRECTORS

        It is the intention of the persons named in the enclosed form of proxy, unless otherwise instructed, to vote duly executed proxies for the election of the nominees for director listed below. Pursuant to our bylaws, directors will be elected by a plurality of the votes duly cast at the meeting. We do not expect the nominees to be unavailable to serve for any reason, but if that should occur before the meeting, we anticipate that proxies will be voted for other nominees to be selected by the Board of Directors.

General

        Our Board of Directors currently consists of eight persons, three Class III directors with terms expiring at the 2009 Annual Meeting of stockholders, three Class I directors with terms expiring at the 2010 Annual Meeting of Stockholders and two Class II directors with terms expiring at the 2011 Annual Meeting of Stockholders. On November 19, 2008, the Board elected Mark E. Holliday to fill the vacancy existing on the Board as a result of Darryl L. Schall's resignation on October 24, 2008. Mr. Holliday was appointed as a Class II director. There is no family relationship between any director and any other director or executive officer.

        At the meeting, stockholders will vote for the nominees for Class III director listed below. The terms of the Class III directors elected at the meeting will continue until the Annual Meeting of Stockholders in 2012 or until their respective successors have been duly elected and have qualified.

Nominees to Serve Three-Year Terms Expiring at the 2012 Annual Meeting (Class III Directors)

  Randall A. Hack, age 62

        Mr. Hack has served as a member of our Board of Directors, the Chairman of our Nominating and Corporate Governance Committee and a member of our Audit Committee since the First Avenue/FiberTower merger and was a director of Old FiberTower from May 2002 through the date of the First Avenue/FiberTower merger. Since January 1995, Mr. Hack has served as a senior managing director of Nassau Capital L.L.C., an investment firm that he founded. From 1990 to January 1995, Mr. Hack served as President of the Princeton University Investment Company. From 1979 to 1988, he served as President and CEO of Matrix Development Company, a commercial and industrial real estate development firm that he founded. Mr. Hack also serves as Senior Managing Director of Capstone Capital L.L.C., an investment firm that he founded. He also serves as an Advisory Director for Berkshire Partners. Mr. Hack received an A.B. degree from Princeton University and a M.B.A. degree from Harvard Business School.

  John P. Kelly, age 51

        Mr. Kelly has served as a member of our Board of Directors and the Chairman of our Compensation Committee since the First Avenue/FiberTower merger and was a director of Old FiberTower from May 2002 through the date of the First Avenue/FiberTower merger. Mr. Kelly serves on our Board of Directors on behalf of Crown Castle Investment Corp., our largest shareholder. Mr. Kelly has been the Executive Vice Chairman of Crown Castle International Corp. ("CCIC"), a wireless infrastructure provider, since July 1, 2008, and a director of CCIC since May 2000. From August 2001 to July 1, 2008, Mr. Kelly served as President and Chief Executive Officer of CCIC. Mr. Kelly joined CCIC in July 1998, and was named President and Chief Operating Officer of Crown Communication, Inc. in December of that year. Prior to his appointment as Chief Executive Officer, he served as President and Chief Operating Officer of CCIC. From January 1990 to July 1998, Mr. Kelly was the President and COO of Atlantic Cellular Company L.P. From December 1995 to July 1998, he was also President and COO of Hawaiian Wireless, Inc., an affiliate of Atlantic Cellular. He currently serves on the Board of Directors of the Personal Communications Industry Association (PCIA), the wireless infrastructure association.

  Steven D. Scheiwe, age 48

        Mr. Scheiwe has served as a member of our Board of Directors and a member of our Audit Committee since the date of the First Avenue/FiberTower merger. Mr. Scheiwe has served as a member of our Compensation Committee since June 3, 2008. Mr. Scheiwe has also served as the President of Ontrac Advisors, Inc., which provides analysis and management services to private equity groups, privately and publicly held companies and funds managing distressed corporate debt issues, since May 2001. Mr. Scheiwe also currently serves on the Board of Directors of Footstar, Inc., a licensed operator of footwear departments in Kmart Corporation stores and in Rite Aid Corporation stores; Movie Gallery, Inc., the second largest video rental company in the United States; and Hancock Fabrics, Inc., a specialty retailer of fashion and home decorating textiles, sewing and needlecraft supplies. From April 1999 to May 2001, Mr. Scheiwe was the CEO and a member of the Board of Directors of Teletrac, Inc., a wireless telecommunications service provider located in Vista, California. Mr. Scheiwe also served as General Counsel and Secretary of Teletrac from 1995 to 1999.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

 Continuing Directors

        The following describes current directors of the Company whose terms will continue after the meeting.

Directors Serving a Term Expiring at the 2010 Annual Meeting (Class I Directors)

  John D. Beletic, age 57

        Mr. Beletic has been the Chairman of our Board of Directors since the First Avenue/FiberTower merger and was a director of Old FiberTower from January 2004 through the date of the First Avenue/FiberTower merger. From the merger until September 2008, Mr. Beletic served as our Executive Chairman as a part time employee of the Company. Since July 2002, Mr. Beletic has served as a venture partner with Oak Investment Partners, a venture capital firm. In addition, Mr. Beletic serves as Chairman of the Board of Directors of iPass, Inc., and as a board member of Tessco Technologies, as well as three privately-held companies. From July 2002 to September 2004, Mr. Beletic also served as Executive Chairman of Oculan Corporation, a network monitoring and intrusion detection company. From August 1994 until December 2001, Mr. Beletic served as Chairman and Chief Executive Officer of PageMart and WebLink Wireless, Inc. Prior to 1994, he was a Venture Partner at Morgan Stanley Venture Capital Partners, following a five-year term as President and Chief Executive Officer of Tigon, which was acquired by Ameritech. Mr. Beletic received a B.S.B.A. degree in Finance from Xavier University and a M.B.A. degree from the Harvard Business School.

  Neil S. Subin, age 44

        Mr. Subin has served as a member of our Board of Directors since December 2001 and is a member of our Compensation Committee. Since its formation in 1991, Mr. Subin has served as managing director and president of Trendex Capital Management, a private investment fund focusing primarily on financially distressed companies.

  Kurt J. Van Wagenen, age 45

        Mr. Van Wagenen was appointed as our President and Chief Executive Officer in April 2008, and has served as a member of our Board of Directors since that time. He previously served as the President and Chief Executive Officer of NEON Communications Group, Inc., a broadband services provider, and its predecessor Globix Corporation from January 2007 to November 2007 when NEON merged with RCN Corporation. He was a director of that company from February 2007 to November 2007. Mr. Van Wagenen previously served as President and Chief Operating Officer of Globix from January 2006 to January 2007. Mr. Van Wagenen served as the Chief Operating Officer of the Network Services division of Globix from May 2005 until January 2006. From March 2001 through March 2005, Mr. Van Wagenen served as Vice President—Network and Operations of NEON Communications, Inc. which was merged with Globix Corporation in March 2005. From 1986 through 2001, Mr. Van Wagenen was employed by Verizon and its various predecessors in several positions of increasing responsibility. Mr. Van Wagenen holds an M.B.A. from Harvard Business School and a B.S. in Engineering from Rensselear Polytechnic Institute. He is also a Chartered Financial Analyst.

Directors Serving a Term Expiring at the 2011 Annual Meeting (Class II Directors)

  Mark E. Holliday, age 41

        Mr. Holliday has served as a member of our Board of Directors since November 2008 and is the Chairman of our Audit Committee. Mr. Holliday has been a partner in Camden Asset Management LP, a hedge fund focused on convertible arbitrage since 2003. Prior to joining Camden, Mr. Holliday was a portfolio manager at Deephaven Capital Management and a principal at Heartland Capital Corp. from 1995 to 2000. Mr. Holliday also serves as a director and Audit Committee Chairman of Movie Gallery Inc., the second largest video rental company in the United States, director of MCAR (Mirant Litigation Trust), and director of Clear Choice Health Plans. Mr. Holliday previously served as Audit Committee Chairman for Assisted Living Concepts, Inc., which operated, owned and leased assisted living residences, from 2002 until its acquisition in 2005, and was Chairman of the Board and a member of the Audit Committee for Reptron Electronics from 2004 until new equity ownership in July 2005. Mr. Holliday also was an Audit Committee member for TELETRAC, Inc. from 1999 to 2001. Mr. Holliday earned a B.A. in economics from Northwestern University.

  John Muleta, age 44

        Mr. Muleta has served as a member of our Board of Directors since June 2005 and is a member of our Nominating and Corporate Governance Committee. In December 2005, Mr. Muleta founded M2Z Networks, Inc., a wireless broadband internet provider, and currently serves as Chief Executive Officer and a director of M2Z Networks, Inc. He was a partner and co-chair of the Communications Group at Venable LLP, a law firm, from March 2005 through April 2006. Mr. Muleta served as the chief of the Federal Communications Commission's Wireless Telecommunications Bureau from February 2003 through March 2005. From August 2001 to February 2003, Mr. Muleta was the president and Chief Executive Officer of Source 1 Technologies LLC, a privately held systems integration firm. From January 2001 to August 2001, he was a cofounder of OI Systems Inc., a Washington-based management consulting firm. From January 2000 to January 2001, Mr. Muleta worked for Navisite, Inc. as Executive Vice President for International and Business Development. From January 1998 to January 2000, Mr. Muleta concurrently served as president of PSINet Ventures Inc., president of PSINet's Global Facilities Division and president of PSINet's India, Middle East and Africa Division.

Proposal 2: REVERSE STOCK SPLIT AUTHORITY

        We are asking stockholders to approve a proposal to grant the Board discretionary authority to effect a reverse stock split pursuant to one of four alternative ratios. The proposal calls for four possible reverse stock split ratios: 1-for-5, 1-for-10, 1-for-25 and 1-for-50. If the proposal is approved, the Board will have the discretion to effect one reverse stock split at any time prior to June 3, 2010 using one of the approved ratios, or to choose not to effect a reverse stock split at all, based on its determination of which action is in the best interests of FiberTower Corporation and its stockholders.

        As of April 20, 2009, the record date for the Annual Meeting, 151,594,959 shares of common stock were issued and outstanding. The reverse stock split, if implemented, would have the principal effect of reducing the outstanding number of shares of common stock by the ratio selected by the Board, but would not affect the number of authorized shares of common stock, and, except for the effect of fractional shares, each stockholder's proportionate ownership interest in the Company would be the same immediately before and after the reverse stock split.

        The Board believes that stockholder approval of four potential exchange ratios (rather than a single exchange ratio) provides the Board with the flexibility to achieve the desired results of a reverse stock split. If the stockholders approve this proposal, the Board would effect a reverse stock split only upon the Board's determination that a reverse stock split would be in the best interests of the stockholders at that time. To effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio from among the four ratios described in this Proxy Statement. No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by stockholders, and the Board determines to implement any of the reverse stock split ratios, we would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the Board selects.

        Our Board of Directors has unanimously adopted and is submitting for stockholder approval a proposed form of amendment to our Certificate of Incorporation that would effect a reverse stock split of our common stock at one of the four possible ratios at any time prior to June 3, 2010. The Board reserves the right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that a reverse stock split is not in the best interests of our stockholders. The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Appendix A.

Purposes of the Reverse Stock Split

        The purpose of implementing a reverse stock split would be to attempt to increase the per share trading value of our common stock to one that is more typical of the share prices of other widely owned public companies and that complies with the continuing listing requirements of the Nasdaq Global Market. Our Board intends to effect the proposed reverse stock split only if the implementation of a reverse stock split is determined by the Board to be in the best interest of FiberTower and its stockholders. If the trading price of our common stock increases without a reverse stock split, the Board may exercise its discretion not to implement a reverse split.

        We believe that a number of institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By effecting a reverse stock split, we may be able to raise our common stock price to a level where our common stock would be viewed more favorably by potential investors. Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. A higher stock price after a reverse stock split may reduce this concern. The combination of lower transaction costs and increased interest from institutional investors and investment funds could have the effect of improving the trading liquidity of our common stock. However, some investors may view a reverse stock split negatively since it reduces the number of shares of common stock available in the public market.

        Our common stock currently trades on the Nasdaq Global Market under the symbol "FTWR." The Nasdaq Global Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that the FiberTower common stock have a trading price that is greater than or equal to $1.00 per share. The Nasdaq Global Market has temporarily suspended the application of the $1.00 listing requirement. As of the date of this Proxy Statement, we meet all of the Nasdaq Global Market's continued listing criteria, other than the $1.00 minimum trading price requirement. Although we do not believe that we currently have an issue relating to the continued listing of our common stock on the Nasdaq Global Market, we believe that approval of this proposal would provide the Board with the ability to meet the continued listing standard in the future, to the extent that our common stock price would not otherwise meet the minimum trading requirements then in effect. In addition, if our common stock is delisted from Nasdaq and we are unable to relist our common stock on Nasdaq or another national securities exchange within ninety days, the holders of our convertible notes may require us to repurchase all or part of their notes for cash at a repurchase price equal to 101% of their aggregate accreted principal amount, plus accrued and unpaid interest up to, but excluding, the repurchase date. We may not have sufficient funds at such time to repurchase any or all of the Notes. A delisting from the Nasdaq and future declines in our stock price as a result of any delisting could also greatly impair our ability to raise additional necessary capital through equity or debt financing.

        Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of the FiberTower business or your proportional ownership in FiberTower. You should also consider that in many cases, the market price of a company's shares declines after a reverse stock split.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all FiberTower common stock at the then market price) after the implementation of a reverse stock split will be equal to or greater than the total market capitalization before a reverse stock split or that the per share market price of our common stock following a reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

        There can be no assurance that the market price per new share of our common stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before a reverse stock split. For example, based on the closing price of our common stock on April 20, 2009 of $0.39 per share, if the Board were to implement the reverse stock split and utilize a ratio of 1-for-10, we cannot assure you that the post-split market price of our common stock would be $3.90 (that is, $0.39 × 10) per share or greater. In many cases, the market price of a company's shares declines after a reverse stock split.

        Accordingly, the total market capitalization of our common stock after a reverse stock split when and if implemented may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following a reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

If a reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

        While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that a reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

A decline in the market price of our common stock after a reverse stock split is implemented may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

        If a reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

        If approved and implemented, the principal effects of a reverse stock split would include the following:

  •
  depending on the ratio for the reverse stock split selected by the Board, each 5, 10, 25 or 50 shares of our common stock that you own will be combined into one new share of common stock;

  •
  the number of shares of common stock issued and outstanding will be reduced proportionately based on the ratio selected by the Board;

  •
  appropriate adjustments will be made to restricted stock and stock option awards granted under the FiberTower Corporation Stock Incentive Plan and other securities convertible into shares of our common stock to maintain the economic value of the awards;

  •
  the number of shares reserved for issuance under the FiberTower Corporation Stock Incentive Plan will be reduced proportionately based on the ratio selected by the Board (and any other appropriate adjustments or modifications will be made under the plans); and

  •
  the conversion price of our convertible notes and warrants to purchase our common stock and the number of shares reserved for issuance upon conversion or exercise will be adjusted in accordance with their terms based on the ratio selected by the Board.

        The common stock resulting from a reverse stock split will remain fully paid and non-assessable. A reverse stock split will not affect the public registration of the common stock under the Securities Exchange Act of 1934.

        If implemented, a reverse stock split would not have any effect on our current dividend policy. Our current dividend policy is to retain future earnings for use in our business. As a result, our directors and management do not anticipate paying any cash dividends on shares of our common stock in the foreseeable future. In addition, we are restricted under certain debt covenants from paying cash dividends on shares of our common stock.

        A reverse stock split would not, by itself, affect our assets or business prospects. Also, if approved and implemented, a reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of a reverse stock split.

        The proposed reverse stock split would affect all of our stockholders uniformly and would not affect any stockholder's percentage ownership interest in the company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock would not be affected by a reverse stock split, other than as a result of the payment of cash in lieu of fractional shares.

Fractional Shares

        No fractional certificates will be issued in connection with a reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by the number selected by the Board for a reverse stock split ratio will be entitled, upon surrender of any certificate(s) representing such shares, to a cash payment in lieu thereof. We would arrange for a third party to aggregate the fractional shares of registered stockholders, sell them in the open market and deliver the proceeds to those stockholders. We will pay any brokerage commissions in connection with that sale.

        Stockholders who otherwise would be entitled to receive fractional shares will only be entitled to a cash payment in lieu of such shares and will no longer have any rights as a stockholder with respect to the shares of common stock that would have been exchanged for such fractional shares.

Authorized Shares

        A reverse stock split would affect all issued and outstanding shares of FiberTower common stock and outstanding rights to acquire FiberTower common stock, but will not affect the total number of shares of common stock that we are authorized to issue, which would remain 400,000,000 shares of authorized common stock. As of the record date for the Annual Meeting, we had 151,594,959 shares of common stock issued and outstanding. However, since we are not reducing the total authorized shares under our Certificate of Incorporation in connection with any reverse stock split, we will have the ability to issue a greater percentage of our common stock in relation to our outstanding shares after a reverse stock split than we currently have. As a result, if we were to issue such shares, it would potentially have a greater dilutive effect on our current stockholders, depending on the size of the issuance.

Potential Anti-Takeover Effect

        Following a reverse stock split, there would be an increased proportion of unissued authorized shares to issued shares. As a result, the reverse stock split could adversely affect the ability of third parties to take over or change the control of the company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for the combination of the company with another company.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

        If stockholders approve the proposal and the Board decides to implement a reverse stock split, we will file with the Secretary of State of the State of Delaware a certificate of amendment to our

Certificate of Incorporation. A reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the certificate of amendment, which we refer to as the "effective time" and "effective date," respectively. Beginning at the effective time, each certificate representing shares of common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split. The text of the certificate of amendment would be in substantially the form attached as Appendix A to this proxy statement, except that the text of the form may be altered for any changes required by the Secretary of State of the State of Delaware and changes deemed necessary or advisable by the Board, including the insertion of the effective time, effective date and the reverse stock split ratio selected by Board.

        Upon a reverse stock split, we intend to treat stockholders holding our common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding our common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

        Following any reverse stock split, stockholders holding physical certificates would need to exchange those certificates. Our common stock would also receive a new CUSIP number. If a reverse stock split is implemented, Computershare, our transfer agent, will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to Computershare. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

 No Appraisal Rights

        Stockholders do not have appraisal rights under the Delaware General Corporation Law or under our Certificate of Incorporation in connection with the reverse stock split.

Reservation of Right to Abandon Reverse Stock Split

        We reserve the right to abandon a reverse stock split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the certificate of amendment to our Certificate of Incorporation, even if the authority to effect a reverse stock split has been approved by our stockholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to determine not to proceed with, and abandon, a reverse stock split if it should so decide.

Accounting Matters

        The par value of the common stock will remain at $.001 per share after a reverse stock split. As a result, as of the effective time, the stated capital on our balance sheet attributable to our common stock would be reduced proportionately based on the reverse stock split ratio selected by the Board, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. In future financial statements, we would restate net income or loss and other per share amounts for periods ending before a reverse stock split to give retroactive effect to the reverse stock split.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of the material U.S. federal income tax consequences of the reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, published statements by the Internal Revenue Service and other applicable authorities in effect on the date of this Proxy Statement, all of which are subject to change, possibly with retroactive effect. This discussion applies only to holders that are U.S. persons and does not address the tax consequences to holders in light of their particular circumstances or to holders who may be subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities or holders who acquired our common stock pursuant to the exercise of employee stock options, the vesting of previously restricted shares or otherwise as compensation. Further, it does not address any state, local or foreign income or other tax consequences. This summary also assumes that the shares of common stock held immediately prior to the effective time of the reverse stock split were, and the new shares received will be, held as "capital assets," as defined in the Internal Revenue Code (generally, property held for investment).

        Subject to the discussion below concerning the treatment of the receipt of cash payments instead of fractional shares, we believe that the material U.S. federal income tax consequences of the reverse stock split will be as follows:

  •
  We will not recognize any gain or loss as a result of the reverse stock split.

  •
  A holder will not recognize any gain or loss as a result of the reverse stock split, except with respect to cash received instead of fractional shares.

  •
  The aggregate adjusted basis of a holder's shares of our common stock held following the reverse stock split will be equal to the holder's aggregate adjusted basis for the shares of common stock held immediately prior to the reverse stock split, reduced by any tax basis attributable to a fractional share.

  •
  A holder's holding period for the common stock held following the reverse stock split will include such holder's holding period for the common stock held immediately prior to the reverse stock split.

        In general, a holder that receives cash instead of a fractional share of our common stock will recognize capital gain or loss based on the difference between the amount of cash received and the holder's adjusted basis in the fractional share. The capital gain or loss will constitute long-term capital gain or loss if a holder's holding period for our common stock is greater than one year as of the date of the reverse stock split. The deductibility of capital losses is subject to limitations.

        Our beliefs regarding the federal income tax consequences of the reverse stock split are not binding on the Internal Revenue Service or the courts. We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. The tax treatment of a holder may vary depending on the particular facts and circumstances of such holder. Accordingly, we urge each holder of common stock to consult such holder's tax advisor with respect to all of the potential tax consequences of the reverse stock split to such holder.

 Vote Required

        Under Delaware law, the approval of the holders of a majority of the outstanding shares of our common stock is required to approve the amendment to our Certificate of Incorporation.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED A RESOLUTION SEEKING STOCKHOLDER APPROVAL OF, AND RECOMMENDS THAT YOU VOTE "FOR" THE REVERSE STOCK SPLIT AUTHORITY, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

 Proposal 3:
RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board of Directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2009. Our Board of Directors is recommending Ernst & Young LLP to our stockholders for ratification. Following the First Avenue/FiberTower merger, Ernst & Young LLP was appointed as our independent registered public accounting firm. Prior to the First Avenue/FiberTower merger, First Avenue's financial statements were audited by KBA Group LLP and Old FiberTower's financial statements were audited by Ernst & Young LLP. Because Old FiberTower was treated as the acquirer for accounting purposes and Ernst & Young LLP continued to audit our financial statements following the First Avenue/FiberTower merger, Ernst & Young LLP has audited our consolidated financial statements for all periods included in our most recent Annual Report on Form 10-K.

        Representatives of Ernst & Young will be available telephonically at the meeting and will be available to respond to appropriate questions and make a statement should they so desire.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY.

        The following table shows the fees for professional services rendered by Ernst & Young LLP for the years ended December 31, 2007 and 2008.

Type of Fees	2007 Fees	2008 Fees
Audit Fees	$2,669,000	$2,003,000
Audit-Related Fees	7,000	10,000
Tax Fees	—	—
All Other Fees	—	—
Total	$2,676,000	$2,013,000

        Audit Fees.    For 2007 and 2008, this category includes fees related to the annual audit of our financial statements and Ernst & Young's own audit of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with regulatory filings. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, and the preparation of an annual "management letter" on internal control matters.

        Audit-Related Fees.    This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under audit fees. The services for the fees disclosed under this category include issuance of reports on compliance related to our convertible senior secured notes.

        The Audit Committee is required by its charter to approve all services to be provided to the Company by the independent registered public accounting firm. This includes the pre-approval of all audit services and all permitted non-audit services. All of the fees shown above were pre-approved pursuant to these procedures.

 OTHER MATTERS

        As to procedural matters or any matters other than those described in this Proxy Statement that are determined to be properly brought before the Annual Meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

Equity Compensation Plan Information

        The following table summarizes our equity compensation under all of our equity compensation plans as of December 31, 2008:

Plan Category	(a) Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))
Equity compensation plans approved by stockholders	3,875,866	$4.46	21,141,016	(1)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,875,866	$4.46	21,141,016	(1)

(1)
Our Stock Incentive Plan includes an "evergreen" provision that provides for annual increase in the number of shares available for issuance under the Plan on each August 29th during the remaining term of the plan, which ends on December 20, 2011. The annual increase in the number of shares will be equal to the lesser of (i) 1.5% of the number of shares of our common stock outstanding at the time immediately prior to the date of the increase, and (ii) a lesser number of shares determined by our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

        Each director, executive officer (and, for a specified period, certain former directors and executive officers) and each holder of more than ten percent of a class of our equity securities is required to report to the SEC his or her pertinent position or relationship, as well as transactions in those securities, by specified dates. Based solely upon a review of reports on Forms 3 and 4 (including any amendments) furnished to us during our most recent fiscal year and reports on Form 5 (including any amendments) furnished to us with respect to our most recent fiscal year, and written representations from officers and directors that no Form 5 was required, we believe that all filings applicable to our officers, directors and beneficial owners required by Section 16(a) of the Exchange Act were filed on a timely basis during 2008, except that Aspen Advisors LLC filed a late Form 4 on July 29, 2008, to report one transaction.

Stockholder Proposals for the 2010 Annual Meeting

        Any stockholder who wants to present a proposal at the 2010 Annual Meeting of Stockholders and to have that proposal included in our proxy statement and form of proxy for that annual meeting must submit the proposal in writing to our Secretary at our principal executive offices by December 24, 2009 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

        Any stockholder who wants to submit a proposal at the 2010 Annual Meeting of Stockholders that is not to be included in our proxy statement and form of proxy for that annual meeting must deliver notice of the proposal to us by no later than March 10, 2010.

        EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY INTERNET OR TELEPHONE AS DESCRIBED ABOVE IN THE PROXY STATEMENT, OR SIGN, DATE AND MAIL PROMPTLY THE PROXY IF YOU REQUESTED SUCH TO BE MAILED TO YOU.

        You can view our Annual Report on Form 10-K for the year ended December 31, 2008, including exhibits, free of charge, by visiting Investor Relations at www.fibertower.com or sending your request to Investor Relations, 185 Berry Street, Suite 4800, San Francisco, California 94107. We will furnish to interested security holders a copy of any exhibit to the Form 10-K, if requested in writing and accompanied by payment of reasonable fees relating to our furnishing the exhibit. Requests for copies should be addressed to the Company's Secretary at our headquarters at 185 Berry Street, Suite 4800, San Francisco, California 94107.

Appendix A

PROPOSED TEXT OF AMENDMENT
to
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
of
FIBERTOWER CORPORATION

        The Amended and Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on August 29, 2006, is hereby amended by adding a new Article IX to read as follows:

ARTICLE IX

        Upon this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Amendment Effective Time"), every [five (5), ten (10), twenty five (25) or fifty (50) shares] of the Corporation's Common Stock (the "Old Common Stock"), issued and outstanding immediately prior to the Amendment Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $.001 per share, of the Corporation (the "New Common Stock").

        Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to Computershare Investor Services LLC, as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by that agent as soon as practicable after the Amendment Effective Time on the basis of prevailing market prices of the New Common Stock on the Nasdaq Stock Market at the time of sale. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

        Each stock certificate that, immediately prior to the Amendment Effective Time, represented shares of Old Common Stock shall, from and after the Amendment Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.

<STOCK#> 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 C 1234567890 J N T 0 2 1 6 4 9 1 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 011E3D 1 U P X + Annual Meeting Proxy Card + Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. A 01 02 03 Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. FiberTower Corporation 01 - Randall A. Hack 02 - John P. Kelly 03 - Steven D. Scheiwe Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. To elect three members to our Board of Directors to serve in Class III with terms expiring at the 2012 Annual Meeting of Stockholders: For Against Abstain 2. To consider and act upon a proposal to grant to our Board of Directors the discretionary authority to amend our certificate of incorporation to effect a reverse stock split at one of four ratios at any time prior to June 3, 2010. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title. If a corporation, please sign in full corporate name, by president or authorized officer. If a partnership, please sign in partnership name, by authorized person. B Non-Voting Items Date (mm/dd/yyyy) — Please print date below. For Against Abstain 3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1] Vote by Internet • Log on to the Internet and go to www.envisionreports.com/FTWR • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 3, 2009.

Proxy for the 2009 Annual Meeting of Stockholders— FiberTower Corporation 185 Berry Street, Suite 4800 San Francisco, CA 94107 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Thomas A. Scott and Kurt J. Van Wagenen, and each of them, each with power to appoint his or her substitute, as proxies to vote and act at the Annual Meeting of Stockholders of FiberTower Corporation (the “Company”) to be held on June 3, 2009 at 8:30 a.m. Pacific Standard Time at our principal executive offices located at 185 Berry Street, Suite 4800, San Francisco, CA 94107 or any adjournment thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. The undersigned instructs such proxies to vote as designated below on the matters specified on the reverse side, as described in the accompanying notice of annual meeting and proxy statement, receipt of which is acknowledged. All proxies heretofore given by the undersigned in respect of the annual meeting are hereby revoked. Unless otherwise specified in the boxes on the reverse side hereof, this proxy will be voted FOR each of the nominees for director named in Proposal 1 and FOR each of Proposals 2 and 3 and in the discretion of the named proxies as seems in their judgment advisable as to any other matter that may come before the annual meeting or any adjournment thereof. CONTINUED AND TO BE SIGNED ON REVERSE SIDE SEE REVERSE SIDE SEE REVERSE SIDE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 3, 2009: This proxy statement and our 2008 Annual Report on Form 10-K are available on the internet at www.envisionreports.com/FTWR. [1]IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.[1]